                                                                    EXHIBIT 10.3
================================================================================

                              TERM LOAN AGREEMENT



                                  by and among



                        TOTAL RENAL CARE HOLDINGS, INC.,

                           THE LENDERS PARTY HERETO,

                           DLJ CAPITAL FUNDING, INC.
                             as Syndication Agent,

                                      and

                             THE BANK OF NEW YORK,
                            as Administrative Agent

                                      with

                    BNY CAPITAL MARKETS, INC. AND DONALDSON,
                   LUFKIN & JENRETTE SECURITIES CORPORATION,
                                as Co-Arrangers


                                ________________

                                  $250,000,000
                                ________________


                          Dated as of October 24, 1997


================================================================================

                               TABLE OF CONTENTS

                                                                                Page
                                                                               ------
1.    DEFINITIONS AND PRINCIPLES OF CONSTRUCTION...............................    1
1.1   Definitions..............................................................    1
1.2   Principles of Construction...............................................   26

2.    AMOUNT AND TERMS OF LOANS................................................   27
2.1   Term Loans...............................................................   27
2.2   Term Loan Notes..........................................................   27
2.3   Procedure for Borrowing..................................................   27
2.4   Prepayments of the Term Loans............................................   29
2.5   Conversions and Continuations............................................   32
2.6   Interest Rate and Payment Dates..........................................   34
2.7   Substituted Interest Rate................................................   35
2.8   Taxes....................................................................   36
2.9   Illegality...............................................................   38
2.10  Increased Costs..........................................................   39
2.11  Indemnification for Loss.................................................   40
2.12  Option to Fund...........................................................   41
2.13  Use of Proceeds..........................................................   41
2.14  Capital Adequacy.........................................................   41
2.15  Administrative Agent's Records...........................................   42

3.    FEES; PAYMENTS...........................................................   42
3.1   Commitment Fee...........................................................   42
3.2   Pro Rata Treatment and Application of Principal Payments.................   42
3.3   Failure To Fund Fee......................................................   43

4.    REPRESENTATIONS AND WARRANTIES...........................................   43
4.1   Subsidiaries; Capitalization.............................................   43
4.2   Existence and Power......................................................   44
4.3   Authority................................................................   44
4.4   Binding Agreement........................................................   44
4.5   Litigation...............................................................   44
4.6   Required Consents........................................................   45
4.7   No Conflicting Agreements................................................   45
4.8   Compliance with Applicable Laws..........................................   45
4.9   Taxes....................................................................   46
4.10  Governmental Regulations.................................................   46
4.11  Federal Reserve Regulations; Use of Loan Proceeds........................   46
4.12  Plans....................................................................   46
4.13  Financial Statements.....................................................   47
4.14  Property.................................................................   47

                                                                                Page
                                                                               ------
4.15  Franchises, Intellectual Property, Etc...................................   48
4.16  Environmental Matters....................................................   48
4.17  Labor Relations..........................................................   49
4.18  Burdensome Obligations...................................................   49
4.19  Medicare Participation/Accreditation.....................................   49
4.20  Fraud and Abuse..........................................................   50
4.21  No Misrepresentation.....................................................   50

5.    CONDITIONS TO EFFECTIVENESS OF AGREEMENT.................................   50
5.1   Evidence of Action.......................................................   51
5.2   This Agreement...........................................................   51
5.3   Notes....................................................................   51
5.4   Subsidiary Guaranty......................................................   51
5.5   Borrower Pledge Agreement................................................   52
5.6   Subsidiary Pledge Agreement..............................................   52
5.7   Intercreditor Agreement..................................................   52
5.8   Revolving Credit Facility................................................   52
5.9   Litigation...............................................................   53
5.10  Existing Indebtedness....................................................   53
5.11  Opinions of Counsel to the Credit Parties................................   53
5.12  Opinion of Special Counsel...............................................   53
5.13  Fees.....................................................................   54
5.14  Fees and Expenses of Special Counsel.....................................   54
5.15  Documentation and Proceedings............................................   54
5.16  Required Acts and Conditions.............................................   54
5.17  Officers' Certificate Regarding Certain Conditions.......................   54
5.18  Approval of Special Counsel..............................................   55
5.19  Agent for Service of Process.............................................   55
5.20  Other Documents..........................................................   55

6.    CONDITIONS OF LENDING....................................................   55
6.1   Compliance...............................................................   55
6.3   Borrowing Request........................................................   56
6.9   No Injunction or Restraining Order.......................................   57
6.10  No Violation of Law......................................................   57
6.11  No Adverse Litigation....................................................   57

7.    AFFIRMATIVE COVENANTS....................................................   57
7.1   Financial Statements.....................................................   57
7.2   Certificates; Other Information..........................................   58
7.3   Legal Existence..........................................................   61
7.4   Taxes....................................................................   61

                                                                                 Page
                                                                                 ----
7.5   Insurance................................................................   61
7.6   Payment of Indebtedness and Performance of Obligations...................   61
7.7   Condition of Property....................................................   62
7.8   Observance of Legal Requirements.........................................   62
7.9   Inspection of Property; Books and Records; Discussions...................   62
7.10  Licenses, Intellectual Property..........................................   62
7.11  Additional Guarantors; Additional Collateral.............................   63

8.    NEGATIVE COVENANTS.......................................................   64
8.1   Incurrence of Indebtedness and Issuance of Disqualified Stock............   64
8.2   Limitations on Liens.....................................................   66
8.3   Limitation on Merger, Consolidation and Certain Dispositions of Assets...   67
8.4   Limitations on Restricted Payments.......................................   68
8.5   Investments, Loans, Etc..................................................   70
8.6   Business Change..........................................................   72
8.7   Limitation on Asset Sales................................................   72
8.8   Subsidiaries.............................................................   72
8.9   Certificate of Incorporation.............................................   72
8.10  ERISA....................................................................   72
8.11  Acquisition or Issuance of Additional Stock..............................   73
8.12  Dividend and Other Payment Restrictions Affecting Subsidiaries...........   73
8.13  Fiscal Year..............................................................   74
8.14  Transactions with Affiliates.............................................   75
8.15  Limitation on Certain Amendments.........................................   75

9.    DEFAULT..................................................................   75
9.1   Events of Default........................................................   75

10.   THE AGENT................................................................   79
10.1  Appointment..............................................................   79
10.2  Delegation of Duties.....................................................   79
10.3  Exculpatory Provisions...................................................   80
10.4  Reliance by Administrative Agent.........................................   80
10.5  Notice of Default........................................................   81
10.6  Non-Reliance on Administrative Agent and Other Lenders...................   81
10.7  Indemnification..........................................................   82
10.8  Administrative Agent in Its Individual Capacity..........................   82
10.9  Successor Administrative Agent...........................................   82
10.10 Appointment of Collateral Agent; Intercreditor Agreement; Collateral
      Documents; Subsidiary Guaranty 83
10.11 The Co-Arrangers.........................................................   83
10.12 The Syndication Agent....................................................   83

                                                                                   Page
                                                                                   ----
11.     OTHER PROVISIONS.........................................................   84
11.1    Amendments and Waivers...................................................   84
11.2    Notices..................................................................   85
11.3    No Waiver; Cumulative Remedies...........................................   86
11.4    Survival of Representations and Warranties...............................   86
11.5    Payment of Expenses and Taxes............................................   86
11.6    Lending Offices..........................................................   87
11.7    Assignments and Participations...........................................   88
11.8    Counterparts.............................................................   90
11.9    Adjustments; Set-off.....................................................   90
11.10   Construction.............................................................   91
11.11   Indemnity................................................................   91
11.12   GOVERNING LAW............................................................   92
11.13   Headings Descriptive.....................................................   92
11.14   Severability.............................................................   92
11.15   Integration..............................................................   92
11.16   Consent to Jurisdiction..................................................   93
11.17   Service of Process.......................................................   93
11.18   No Limitation on Service or Suit.........................................   93
11.19   WAIVER OF TRIAL BY JURY..................................................   93

                                    EXHIBITS

Exhibit A       -    TERM LOAN COMMITMENTS; PRO RATA SHARES
Exhibit B       -    FORM OF TERM LOAN NOTES
Exhibit C       -    FORM OF BORROWING REQUEST
Exhibit D       -    FORM OF COMPLIANCE CERTIFICATE
Exhibit E       -    FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
Exhibit F-I     -    FORM OF OPINION OF GENERAL COUNSEL TO CREDIT PARTIES
Exhibit F-II    -    FORM OF OPINION OF SPECIAL COUNSEL TO CREDIT PARTIES
Exhibit G       -    FORM OF OPINION OF SPECIAL COUNSEL TO LENDERS
Exhibit H       -    FORM OF NOTICE OF CONVERSION/CONTINUATION
Exhibit I       -    FORM OF SUBSIDIARY GUARANTY
Exhibit J       -    FORM OF BORROWER PLEDGE AGREEMENT
Exhibit K       -    FORM OF SUBSIDIARY PLEDGE AGREEMENT
Exhibit L       -    FORM OF INTERCREDITOR AGREEMENT
Exhibit M       -    FORM OF FORM OF ACCEPTANCE BY AGENT FOR SERVICE OF PROCESS


                                   SCHEDULES

Schedule 1.1(D)    -    DOMESTIC LENDING OFFICES; EURODOLLAR LENDING OFFICES
Schedule 1.1(E)    -    EXISTING LETTERS OF CREDIT
Schedule 1.1(P)    -    EXCLUDED PENSION PLANS
Schedule 4.1       -    SUBSIDIARIES
Schedule 4.5       -    LITIGATION
Schedule 4.9       -    TAXES
Schedule 4.12      -    EXISTING PENSION PLANS
Schedule 8.1       -    CERTAIN EXISTING INDEBTEDNESS
Schedule 8.2       -    EXISTING LIENS
Schedule 8.5       -    EXISTING INVESTMENTS

                              TERM LOAN AGREEMENT

    TERM LOAN AGREEMENT, dated as of October 24, 1997, by and among TOTAL RENAL CARE HOLDINGS, INC., a Delaware corporation (the "Borrower"), the lenders party
                                                  --------
hereto and their respective successors and assigns, (the "Lenders", each a
                                                          -------
"Lender"), DLJ CAPITAL FUNDING, INC., as Syndication Agent (the "Syndication
-------                                                          -----------
Agent"), and THE BANK OF NEW YORK, as administrative agent for the Lenders (in
-----
such capacity, the "Administrative Agent").
                    --------------------


  1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION
     ------------------------------------------

       1.1  Definitions
            -----------

         As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

         "ABR Advances":  the Term Loans (or any portions thereof) at such time
          ------------
as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

         "Accepting Lender" as defined in Section 2.4(d)(iii).
          ----------------

         "Accountants":  Price Waterhouse LLP (or any successor thereto), or
          -----------
such other firm of certified public accountants of recognized national standing selected by the Borrower.

         "Accumulated Funding Deficiency":  as defined in Section 302 of ERISA.
          ------------------------------

         "Acquisition":  the acquisition by the Borrower or any Subsidiary of
          -----------
the Borrower of 50% or more of the capital Stock of or other equity interests in another Person (such that, after giving effect thereto, such Person shall qualify as a Subsidiary of the Borrower) or assets of another Person, which Person is in an ESRD-Related Business or which assets have been and are to be used in an ESRD-Related Business.

         "Acquisition Debt":  with respect to any specified Person, Indebtedness
          ----------------
of any other Person (the "Acquired Person") existing at the time the Acquired Person merges with or into, or becomes a Subsidiary of, such specified Person and Indebtedness of such specified Person or such Acquired Person incurred in connection with, or in contemplation of, the Acquired Person merging with or into, or becoming a Subsidiary of, such specified Person.

         "Additional Guarantor Event":  any time when (i) any Person that is not
          --------------------------
a Guarantor becomes a First-Tier wholly-owned Domestic Subsidiary of the Borrower after the Effective Date, or (ii) (x) the aggregate total assets (without duplication) at such time of all Subsidiaries of the Borrower formed or acquired after the Effective Date that are not Guarantors, plus (y) the aggregate total Investments made during the period from the Effective Date to such time

(calculated without duplication and excluding Investments made pursuant to Section 8.5(g) to the extent the proceeds thereof were used to acquire Stock or assets included in (x) above) by the Credit Parties in all Subsidiaries of the Borrower that are not Guarantors, less (z) the aggregate total assets at such time of all Subsidiaries of the Borrower existing on the Effective Date that became Guarantors after the Effective Date, exceeds 10% of the Consolidated total assets of the Borrower and its Subsidiaries at such time.

         "Advance":  an ABR Advance or a Eurodollar Advance, as the case may be.
          -------

         "Affected Advance":  as defined in Section 2.11.
          ----------------

         "Affected Principal Amount":  in the event that (i) the Borrower shall
          -------------------------
fail for any reason to borrow, convert or continue after it shall have notified the Administrative Agent of its intent to do so in any instance in which it shall have requested a Eurodollar Advance, an amount equal to the principal amount of such Eurodollar Advance; (ii) a Eurodollar Advance shall terminate for any reason prior to the last day of the Interest Period applicable thereto, an amount equal to the principal amount of such Eurodollar Advance; and (iii) the Borrower shall prepay or repay all or any part of the principal amount of a Eurodollar Advance prior to the last day of the Interest Period applicable thereto, an amount equal to the principal amount of such Eurodollar Advance so prepaid or repaid.

         "Affiliate":  as to any Person, any other Person that, directly or
          ---------
indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 20% or more of the securities or other interests having ordinary voting power for the election of directors or other managing Persons thereof or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "Aggregate Credit Exposure":  at any time, the Credit Exposures of all
          -------------------------
Lenders at such time.

         "Aggregate Term Loan Commitments":  on any date, the sum of the Term
          -------------------------------
Loan Commitments of all Lenders on such date.

         "Agreement":  this Term Loan Agreement, as the same may be further
          ---------
amended, supplemented or otherwise modified from time to time.

         "Alternate Base Rate":  on any date, a rate of interest per annum equal
          -------------------
to the higher of (i) the Federal Funds Rate in effect on such date plus 1/2 of 1% or (ii) the BNY Rate in effect on such date.

         "Ancillary Services":  services relating to the needs of patients with
          ------------------
"End Stage Renal Disease" and ancillary to the provision of Dialysis Services, including, but not limited to, the administration of erythropoietin, intradialytic parenteral nutrition, bone densimetry studies, EKGs, nerve conduction studies, Doppler Flow Testing, blood transfusions, pharmacy and laboratory services, technical services with respect to equipment used in connection with the provision of Dialysis Services and management services with respect to the provision of Dialysis Services.

         "Applicable Lending Office":  in respect of any Lender, (i) in the case
          -------------------------
of such Lender's ABR Advances, its Domestic Lending Office, and (ii) in the case of such Lender's Eurodollar Advances, its Eurodollar Lending Office.

         "Applicable Margin":   at all times, with respect to the unpaid
          -----------------
principal amount of Eurodollar Advances and ABR Advances, and based on the most recently delivered Compliance Certificate of the Borrower, the percentage set forth below under the heading "Applicable Margin for Eurodollar Advances" or "Applicable Margin for ABR Advances", as applicable, next to the applicable period:


                             Applicable Margin      Applicable
                               for Eurodollar     Margin for ABR
Period                            Advances           Advances
--------------------------   ------------------   ---------------

When the Leverage Ratio
is equal to or greater
than 3.75:1.00                   2.00%             0.75%

When the Leverage Ratio
is less than 3.75:1.00
but equal to or greater
than 3.00:1.00                   1.75%             0.50%

When the Leverage Ratio
is less than 3.00:1.00
                                 1.50%             0.25%


    (b) Changes in the Applicable Margin resulting from a change in the Leverage Ratio, as evidenced by a Compliance Certificate delivered to the Administrative Agent pursuant to Section 7.1(c) evidencing such a change, shall become effective upon delivery of such Compliance Certificate. If the Borrower shall fail to deliver a Compliance Certificate in accordance with Section 7.1(c) (each a "certificate delivery date"), for purposes of calculating the Applicable
         -------------------------
Margin, the Leverage Ratio from and including such certificate delivery date to the date of delivery by the Borrower to the Administrative Agent of such Compliance Certificate shall be conclusively presumed to be greater than 4.00:1.0.

    (c) Notwithstanding the foregoing, until the Compliance Certificate for the fiscal year ending December 31, 1997 shall have been delivered to the Administrative Agent, the Applicable Margin for Eurodollar Advances shall be 1.75% and the Applicable Margin for ABR Advances shall be 0.50% and any change in the Applicable Margin resulting from a change in the Leverage Ratio, as evidenced by such Compliance Certificate, shall become effective upon delivery of such Compliance Certificate.

         "Approved Fund":  with respect to any Lender that is a fund that
          -------------
invests in commercial loans, any other fund that invests in commercial loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Asset Sale":  any direct or indirect sale, issuance, conveyance,
          ----------
transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Borrower or any of its Subsidiaries (including any sale and leaseback transaction) to any Person other than the Borrower or a wholly owned Subsidiary of the Borrower of (a) any capital Stock of any Subsidiary of the Borrower; or (b) any other Property or assets of the Borrower or any Subsidiary of the Borrower other than in the ordinary course of business; provided, however, that Asset Sales shall not
                             --------
include (i) a transaction or series of related transactions for which the Borrower or its Subsidiaries receive aggregate consideration of less than $1,000,000, (ii) any transfer of property or assets in connection with a dividend to holders of capital Stock if such payment is permitted by Section 8.4, (iii) the granting of Permitted Liens, or (iv) the sale, lease, conveyance, disposition or other transfer (w) of all or substantially all of the assets of the Borrower as permitted under Section 8.3, (x) pursuant to any foreclosure of assets or other remedy provided by applicable law to a creditor of the Borrower or any Subsidiary of the Borrower with a Lien on such assets, which Lien is a Permitted Lien; provided that such foreclosure or other remedy is conducted in a
                --------
commercially reasonable manner or in accordance with any bankruptcy law, (y) involving only Cash Equivalents or inventory in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of the Borrower or (z) involving only the lease or sublease of any real or personal property in the ordinary course of business.

         "Assignment and Acceptance Agreement":  an assignment and acceptance
          -----------------------------------
agreement executed by an assignor and an assignee pursuant to which the assignor assigns to the assignee all or any portion of such assignor's Notes and Commitment, substantially in the form of Exhibit E.

         "Assignment Fee":  as defined in Section 11.7(b).
          --------------

         "Authorized Signatory":  as to (i) any Person that is a corporation,
          --------------------
the chairman of the board, the president, any vice president, the chief financial officer or any other duly authorized officer (acceptable to the Administrative Agent) of such Person and (ii) any Person that is not a corporation, the general partner or other managing Person thereof.

         "Benefited Lender":  as defined in Section 11.9.
          ----------------

         "BNY":  The Bank of New York.
          ---

         "BNY Rate":  a rate of interest per annum equal to the rate of interest
          --------
publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

         "Borrower Pledge Agreement":  the Borrower Pledge Agreement, dated the
          -------------------------
date hereof, by and between the Borrower and the Collateral Agent, substantially in the form of Exhibit J, as the same may be amended, supplemented or otherwise modified from time to time.

         "Borrowing Date":  any Business Day specified in a Borrowing Request as
          --------------
a date on which the Borrower requests the Lenders to make Term Loans.

         "Borrowing Request":  a request for Term Loans in the form of Exhibit
          -----------------
          C.

         "Business Day":
          ------------

     (i) for all purposes (other than as covered by clause (ii) below), any day except Saturday, Sunday or a day which in New York City is a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close, and

     (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on a Eurodollar Advance, any day which is a Business Day described in clause (i) above and is a day for trading by and between banks in the London interbank market.

         "Capital Lease Obligations":  with respect to any Person, obligations
          -------------------------
of such Person with respect to leases that, in accordance with GAAP, are required to be capitalized on the financial statements of such Person.

         "Cash Equivalents":  (a) securities with maturities of one year or less
          ----------------
from the date of acquisition, issued, fully guaranteed or insured by the United States Government, (b) securities with maturities of one year or less from the date of acquisition issued, fully guaranteed or insured by any State of the United States of America or any political subdivision thereof rated at least AA-by Standard & Poor's Ratings Services or Aa3 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments,
(c) certificates of deposit, time deposits, overnight bank deposits, bankers' acceptances and repurchase agreements issued by a Qualified Issuer having maturities of 270 days or less from the date of acquisition, (d) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services or P-2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments and having maturities of 270 days or less from the date of acquisition, (e) money market accounts or funds, a substantial portion of the assets of which constitute Cash Equivalents described in clauses (a) through (d) above, with, issued by or managed by Qualified Issuers, and (f) money market accounts or funds, a substantial portion of the assets of which constitute Cash Equivalents described in clauses (a) through (d) above, which money market accounts or funds have net assets of not less than $500,000,000 and have the highest rating available by either Standard & Poor's Ratings Services or Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

         "Change of Control":  any of the following:
          -----------------

         (i) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of 33% (40% in the case of the Original Principal Stockholders and the Related Parties, collectively) or more of the voting power of the Stock of the Borrower by way of merger, consolidation or otherwise; or

         (ii) the Continuing Directors cease for any reason to constitute a majority of the directors of the Borrower then in office.

         "Co-Arrangers": BNY Capital Markets, Inc. and Donaldson, Lufkin &
          ------------
Jenrette Securities Corporation.

         "Code":  the Internal Revenue Code of 1986, as the same may be amended
          ----
from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

         "Collateral":  collectively, the Collateral under and as defined in the
          ----------
Collateral Documents.

         "Collateral Agent":  BNY acting in its capacity as Collateral Agent
          ----------------
under the Intercreditor Agreement, the Collateral Documents, and the Subsidiary Guaranty, and its successors in such capacity.

         "Collateral Documents":  collectively, the Borrower Pledge Agreement,
          --------------------
each Subsidiary Pledge Agreement, and all other instruments or documents delivered by any Credit Party in order to grant to Collateral Agent Liens on any Collateral.

         "Commitment":  a Term Loan Commitment.
          ----------

         "Commitment Fee":  as defined in Section 3.1.
          --------------

         "Compensatory Interest Payment":  as defined in Section 2.6(c).
          -----------------------------

         "Compliance Certificate":  a certificate substantially in the form of
          ----------------------
Exhibit D.

         "Consolidated":  when applied to an accounting term used with respect
          ------------
to more than one Person, such accounting term determined on a consolidated basis for such Persons in accordance with GAAP, including principles of consolidation under GAAP.

         "Consolidated EBITDA":  EBITDA of the Borrower and its Subsidiaries on
          -------------------
a Consolidated basis determined in accordance with GAAP.

         "Consolidated Net Income":  with respect to any period, the aggregate
          -----------------------
of the Net Income of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP; provided that (i) the Net Income of any Subsidiary that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the Borrower or any of its wholly owned Subsidiaries, (ii) the Net Income of any Subsidiary acquired directly or indirectly by the Borrower in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the cumulative effect of a change in accounting principles shall be excluded and (iv) the Net Income (if positive) of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions or intercompany loans or advances by that Subsidiary to the Borrower of such Net Income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

         "Consolidated Pre-Minority EBITDA":  Consolidated EBITDA plus minority
          --------------------------------
interests in income of consolidated Subsidiaries of the Borrower to the extent deducted in determining net income of the Borrower and its Subsidiaries on a Consolidated basis in the calculation of Consolidated EBITDA.

         "Contingent Obligation":  as to any Person (the "secondary obligor"),
          ---------------------                           -----------------
any obligation of such secondary obligor (i) guaranteeing or in effect guaranteeing any return on any Investment made in another Person, or (ii) guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation ("primary obligation") of any other Person (the "primary
                   ------------------                             -------
obligor") in any manner, whether directly or indirectly, including, without
-------
limitation, any obligation of such secondary obligor, whether contingent, (A) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (B) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (D) otherwise to assure or hold harmless the beneficiary of such primary obligation against loss in respect thereof, and (E) in respect of the liabilities of any partnership in which such secondary obligor is a general partner, except to the extent that such liabilities of such partnership are nonrecourse to such secondary obligor and its separate Property, provided, however, that the term "Contingent Obligation" shall not include the indorsement of instruments for deposit or collection in the ordinary course of business.
The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

         "Continuing Director":  means any member of the Board of Directors of
          -------------------
the Borrower who (i) is a member of that Board of Directors on the Effective Date or (ii) has been nominated for election by the Board of Directors a majority of whom were directors at the Effective Date or whose election or nomination for election has been previously approved by a majority of such directors.

         "Conversion/Continuation Date":  the date on which (i) a Eurodollar
          ----------------------------
Advance is converted to an ABR Advance, (ii) an ABR Advance is converted to a Eurodollar Advance or (iii) a Eurodollar Advance is continued as a new Eurodollar Advance.

         "Credit Exposure":  with respect to any Lender as at any time, (i)
          ---------------
prior to the funding of the Term Loans, that Lender's Term Loan Commitment and
(ii) after the funding of the Term Loans, the outstanding principal balance of such Lender's Term Loans.

         "Credit Party":  the Borrower, each Guarantor, and each Pledgor.
          ------------

         "Currency Agreement":  any foreign exchange contract, currency swap
          ------------------
agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which the Borrower or any of its Subsidiaries is a party.

         "Default":  any event or condition that constitutes an Event of Default
          -------
or that, with the giving of notice, the lapse of time, or any other condition, would, unless cured or waived, become an Event of Default.

         "Dialysis Services":  hemodialysis services and peritoneal dialysis
          -----------------
services, hemoperfusion, plasmapheresis, continuous arteriovenous hemofiltration and bio-medical services related to the foregoing.

         "Disqualified Stock":  any capital Stock that, by its terms (or by the
          ------------------
terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder of such capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than upon a change of control of the Borrower in circumstances where the holders of the Term Loans would have similar rights), in whole or in part, on or prior to September 30, 2007.

         "Dollars" and "$":  lawful currency of the United States of America.
          -------       -

         "Domestic Lending Office":  in respect of any Lender, initially, the
          -----------------------
office or offices of such Lender designated as such on Schedule 1.1(D); thereafter, such other office of such Lender through which it shall be making or maintaining ABR Advances, as reported by such Lender to the Administrative Agent and the Borrower.

         "Domestic Subsidiary":  any Subsidiary of the Borrower that is not a
          -------------------
Foreign Subsidiary.

         "EBITDA":  for any period, for any Person, net income of such Person
          ------
for such period, determined in accordance with GAAP, plus the sum of, without duplication, (i) Interest Expense of such Person, (ii) provision for income taxes of such Person and (iii) depreciation, amortization and all other non-cash charges (except minority interests in income of consolidated Subsidiaries) of such Person, each to the extent deducted in determining net income of such Person for such period. EBITDA shall be calculated without taking into account
(x) extraordinary gains and losses and (y) gains and losses on the sale, transfer or other disposition of assets (other than inventory and cash management investments sold in the ordinary course of business) ((x) and (y), collectively, the "Gains and Losses"), provided that this sentence shall not be applicable with respect to any fiscal quarter if the net aggregate amount of Gains and Losses for such fiscal quarter is between ($100,000) and $100,000.

         "Effective Date":  the date that the Administrative Agent shall have
          --------------
received executed counterparts hereof from all parties hereto and the conditions set forth in Section 5 have been or simultaneously will be satisfied, provided
                                                                      --------
that this Agreement shall not become effective or be binding on any party hereto unless all such conditions are satisfied not later than October 31, 1997.

         "Employee Benefit Plan":  an employee benefit plan within the meaning
          ---------------------
of Section 3(3) of ERISA maintained, sponsored or contributed to by the Borrower, any of its Subsidiaries or any ERISA Affiliate.

         "Environmental Laws":  any and all federal, state and local laws
          ------------------
relating to the environment, the use, storage, transporting, manufacturing, handling, discharge, release, disposal or recycling of hazardous substances, materials or pollutants or industrial hygiene, and including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 USCA (S)9601 et seq.; (ii) the Resource
                                           -- ---
Conservation and Recovery Act of 1976, as amended, 42 USCA (S)6901 et seq.;
                                                                   -- ---
(iii) the Toxic Substance Control Act, as amended, 15 USCA (S)2601 et seq.; (iv)
                                                                   -- ---
the Water Pollution Control Act, as amended, 33 USCA (S)1251 et seq.; (v) the
                                                             -- ---
Clean Air Act, as amended, 42 USCA (S)7401 et seq.; (vi) the Hazardous Materials
                                           -- ---
Transportation Authorization Act of 1994, 49 U.S.C. 5101 et seq. and (vii) all
                                                         -- ---
rules, regulations, judgments, decrees, injunctions and restrictions thereunder and any analogous state law.

         "Equity Interests":  capital Stock and all warrants, options or other
          ----------------
rights to acquire capital Stock (but excluding any debt security that is convertible into, or exchangeable for, capital Stock).

         "ERISA":  the Employee Retirement Income Security Act of 1974, as
          -----
amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

         "ERISA Affiliate":  when used with respect to an Employee Benefit Plan,
          ---------------
ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person that is a member of any group of organizations within the meaning of Sections 414(b), (c), (m) or
(o) of the Code of which the Borrower or any of its Subsidiaries is a member.

         "ESRD-Related Business":  the business of providing Dialysis Services
          ---------------------
and/or Ancillary Services.

         "Eurodollar Advances":  collectively, the Term Loans (or any portions
          -------------------
thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

         "Eurodollar Lending Office":  in respect of any Lender, initially, the
          -------------------------
office, branch or affiliate of such Lender designated as such on Schedule 1.1(D) (or, if no such office branch or affiliate is specified, its Domestic Lending Office); thereafter, such other office, branch or affiliate of such Lender through which it shall be making or maintaining Eurodollar Advances, as reported by such Lender to the Administrative Agent and the Borrower.

         "Eurodollar Rate":  with respect to the Interest Period applicable to
          ---------------
any Eurodollar Advance, a rate of interest per annum, as determined by the Administrative Agent, obtained by dividing (and then rounding to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%):

          (a) the rate, as reported by BNY to the Administrative Agent, quoted by BNY to leading banks in the interbank eurodollar market as the rate at which BNY is offering Dollar deposits in an amount equal approximately to the Eurodollar Advance of BNY to which such Interest Period shall apply for a period equal to such Interest Period, as quoted at approximately 11:00 A.M. two Business Days prior to the first day of such Interest Period, by

          (b) a number equal to 1.00 minus the aggregate of the then stated maximum rates during such Interest Period of all reserve requirements (including, without limitation, marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which BNY and other major United States money center banks are subject, in respect of eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System) or in respect of any other category of liabilities including deposits by reference to which the interest rate on Eurodollar Advances is determined or any category of extensions of credit or other assets that includes loans by non-domestic offices of any Lender to United States residents. Such reserve requirements shall include, without limitation, those imposed under such Regulation D. Eurodollar Advances shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of credits for proration, exceptions or offsets that may be available from time to time to any Lender under such Regulation D. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve requirement.

         "Event of Default":  any of the events specified in Section 9.1,
          ----------------
provided that any requirement for the giving of notice, the lapse of time, or
--------
any other condition has been satisfied.

         "Exchange Act":  the Securities Exchange Act of 1934, as amended, and
          ------------
the rules and regulations promulgated thereunder.

         "Excluded Contingent Obligations":  all Contingent Obligations of the
          -------------------------------
Borrower and its Subsidiaries on a Consolidated basis in accordance with GAAP that are not in respect of Indebtedness described in items (i), (ii), (iii),
(iv)(B), (v) or (vi) of the definition of Indebtedness.

         "Existing Letters of Credit":  the letters of credit set forth on
          --------------------------
Schedule 1.1(E).

         "Existing Pension Plans":  as defined in Section 4.12.
          ----------------------

         "Existing Indebtedness":  collectively, the Indebtedness of the
          ---------------------
Borrower and its Subsidiaries (i) under the Credit Agreement, dated as of October 11, 1996, by and among the Borrower, the lenders party thereto, BNY Capital Markets, Inc. and Donaldson Lufkin & Jenrette Securities Corporation, as arrangers, DLJ Capital Funding, Inc., as documentation agent, and BNY, as administrative agent, as amended and (ii) under the other Loan Documents (as defined in such Credit Agreement), including, without limitation, in each case, all outstanding principal, unpaid and accrued interest, unpaid and accrued fees and other unpaid sums thereunder, but excluding the Existing Letters of Credit.

         "Federal Funds Rate":  for any day, a rate per annum (expressed as a
          ------------------
decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%), equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by BNY as determined by BNY and reported to the Administrative Agent.

         "Financial Statements":  as defined in Section 4.13.
          --------------------

         "First-Tier":  with respect to any Subsidiary of the Borrower, the
          ----------
direct ownership by the Borrower of such Subsidiary's capital Stock.

         "Fixed Charges":  with respect to any Person for any period, the sum of
          -------------
(a) Interest Expense of such Person and its Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Net Income of such Person (including amortization of original issue discount, non-cash interest payments and the interest component of capital leases but excluding amortization of deferred financing fees) and (b) the product of
(i) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of Preferred stock of such Person, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a Consolidated basis and in accordance with GAAP.

         "Foreign Subsidiary":  any Subsidiary of the Borrower which is a
          ------------------
"controlled foreign corporation" within the meaning of Section 957 of the Code.

         "Funded Current Liability Percentage":  as defined in Section
          -----------------------------------
401(a)(29) of the Code.

         "Funding Date" means the date the Term Loans are made.
          ------------

         "GAAP":  generally accepted accounting principles set forth in the
          ----
opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to reflect such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         "Governmental Authority":  any nation or government, any state or other
          ----------------------
political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

         "Guarantee":  a guarantee (other than by endorsement of negotiable
          ---------
instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Guarantors":  collectively, (i) TRC, TRC West, Inc. and Total Renal
          ----------
Care Acquisition Corp., (ii) any other First-Tier wholly-owned Domestic Subsidiary of the Borrower as of the Effective Date, and (iii) any other Subsidiary of the Borrower that becomes a party to the Subsidiary Guaranty pursuant to Section 7.11; each a "Guarantor".

         "Hazardous Substance":  any hazardous or toxic substance, material or
          -------------------
waste, including, but not limited to, (i) those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto and replacements therefor and (ii) any substance, pollutant or material defined as, or designated in, any Environmental Law as a "hazardous substance," "toxic substance," "hazardous material," "hazardous waste," "restricted hazardous waste," "pollutant," "toxic pollutant" or words of similar import.

         "Hedging Obligations":  with respect to any Person, the obligations of
          -------------------
such Person under Interest Rate Agreements or Currency Agreements designed to protect such Person against fluctuations in interest or currency exchange rates.

         "Highest Lawful Rate":  with respect to any Lender, the maximum rate of
          -------------------
interest, if any, that at any time or from time to time may be contracted for, taken, charged or received by such Lender on its Loans or that may be owing to such Lender pursuant to this Agreement under the laws applicable to such Lender and this Agreement.

         "Immediate Family Member":  with respect to any individual, such
          -----------------------
individual's spouse (past or current), descendants (natural or adoptive, of the whole or half blood) of the parents of such individual, such individual's grandparents and parents (natural or adoptive), and the grandparents, parents and descendants of parents (natural or adoptive, of the whole or half blood) of such individual's spouse (past or current).

         "Indebtedness":  as to any Person, at a particular time, all items that
          ------------
constitute, without duplication, (i) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables incurred in the ordinary course of business), (ii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iii) obligations with respect to any conditional sale or title retention agreement, (iv) indebtedness arising under
(A) acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person, and (B) without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts, (v) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual statutory Liens arising in the ordinary course of business), (vi) the principal portion of obligations under Capital Lease Obligations and (vii) Contingent Obligations.

         "Indemnified Person":  as defined in Section 11.11.
          ------------------

         "Indemnified Tax": as to any Person, any Tax, except (i) a Tax on the
          ---------------
Income imposed on such Person and (ii) any interest, fees or penalties for late payment imposed on such Person, in each case to the extent not attributable to the failure of the Borrower or any of its Subsidiaries to obtain any necessary approvals or consents of, or file or cause to be filed any reports, applications, documents, instruments or information required to be filed pursuant to any applicable law, rule, regulation or request of, any Governmental Authority.

         "Indemnified Tax Person": the Administrative Agent, the Collateral
          ----------------------
Agent, the Syndication Agent, a Co-Arranger, or any Lender, as the case may be.

         "Intellectual Property":  all copyrights, trademarks, servicemarks,
          ---------------------
patents, trade names and service names.

         "Intercreditor Agreement":  the Intercreditor and Collateral Agency
          -----------------------
Agreement, dated the date hereof, among the Collateral Agent, the Administrative Agent, BNY, as the administrative agent under the Revolving Credit Facility, the Credit Parties listed on the signature pages thereof and such other Persons that may become party thereto, substantially in the form of Exhibit L, as amended, supplemented or otherwise modified from time to time.

         "Interest Expense":  for any Person, with respect to any period,
          ----------------
without duplication, the sum of all interest, including (whether in the form of cash or Property) whether paid or required to be accrued (including, without limitation, paid-in-kind or PIK interest) in respect of all Indebtedness of such Person for such period determined in accordance with GAAP less capitalized financing costs, each to the extent included in Interest Expense of such Person for such period.

         "Interest Payment Date":  (i) as to any ABR Advance, the last day of
          ---------------------
each March, June, September and December commencing on the first of such days to occur after such ABR Advance is made or any Eurodollar Advance is converted to an ABR Advance, (ii) as to any Eurodollar Advance in respect of which the Borrower has selected an Interest Period of one, two or three months, the last day of such Interest Period, and (iii) as to any Eurodollar Advance in respect of which the Borrower has selected an Interest Period of six months, the day that is three months after the first day of such Interest Period and the last day of such Interest Period.

         "Interest Period":  with respect to any Eurodollar Advance requested by
          ---------------
the Borrower, the period commencing on, as the case may be, the Borrowing Date or Conversion/Continuation Date with respect to such Advance and ending one, two, three or six months thereafter, as selected by the Borrower in its irrevocable Borrowing Request or its irrevocable Notice of Conversion/Continuation, provided, however, that (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day, (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month, and (iii) the Borrower shall select Interest Periods so as not to have more than ten different Interest Periods outstanding at any one time for all Term Loans.

         "Interest Rate Agreement":  any interest rate swap agreement, interest
          -----------------------
rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which the Borrower or any of its Subsidiaries is a party.

         "Investments":  with respect to any Person, all investments by such
          -----------
Person in other Persons (including Affiliates of such Person) in the form of loans, Contingent Obligations, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any
                   ----
adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "Leverage Ratio":  at any date of determination, the ratio of (i) Total
          --------------
Debt to (ii) Consolidated Pre-Minority EBITDA for the fiscal quarter period of the Borrower ending on the date of determination multiplied by four.

         "Lien":  any mortgage, pledge, hypothecation, assignment, deposit or
          ----
preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

         "Loan Documents":  collectively, this Agreement, the Notes, the
          --------------
Collateral Documents, the Subsidiary Guaranty and the Intercreditor Agreement.

         "Loan":  a Term Loan.
          ----

         "Loans":  the Term Loans.
          -----

         "Margin Stock":  any "margin stock", as defined in Regulation U of the
          ------------
Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

         "Material Adverse Change":  a material adverse change in (i) the
          -----------------------
financial condition, operations, business, prospects or Property of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of any Credit Party to perform its obligations under the Loan Documents to which it is a party or (iii) the ability of the Administrative Agent, the Collateral Agent or the Lenders to enforce the Loan Documents.

         "Material Adverse Effect":  a material adverse effect on (i) the
          -----------------------
financial condition, operations, business, prospects or Property of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of any Credit Party to perform its obligations under the Loan Documents to which it is a party or (iii) the ability of the Administrative Agent, the Collateral Agent or the Lenders to enforce the Loan Documents.

         "Material Subsidiary":  as of any date of determination, (i) any
          -------------------
Subsidiary of the Borrower that has aggregate total assets in an amount in excess of 10% of the Consolidated total assets of the Borrower and its Subsidiaries at such date of determination and (ii) any Subsidiary of the Borrower for which the net income of such Subsidiary and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP, during the four fiscal quarters most recently ended preceding the date of determination, exceeded 10% of the Net Income of the Borrower and its Subsidiaries during such period.

         "Maturity Date":  September 30, 2007, or such earlier date on which the
          -------------
Notes shall become due and payable, whether by acceleration or otherwise.

         "Minority Investment":  as defined in Section 8.5(h).
          -------------------

         "Multiemployer Plan":  a Pension Plan that is a multiemployer plan as
          ------------------
defined in Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds":  with respect to any Asset Sale by any Person, the
          -----------------
excess, if any, of (i) the cash received by such Person and/or its Affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such Asset Sale, over (ii) the sum of (A) the amount of any Indebtedness (other than Indebtedness under this Agreement or the Revolving Credit Facility) that is secured by such asset and which is required to be repaid by such Person in connection with such Asset Sale, plus (B) the out-of-pocket expenses (1) incurred by such Person in connection with such Asset Sale and (2) if such Person is a Subsidiary, incurred in connection with the transfer of such amount to the parent company or entity of such Person, plus (C) provision for taxes, including income taxes, attributable to the Asset Sale or attributable to required prepayments or repayments of Indebtedness with the proceeds of such Asset Sale, plus (D) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller's indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by the Borrower or any of its Subsidiaries in connection with such Asset Sale plus (E) if such Person is a Subsidiary, any dividends or distributions payable to holders of minority interests in such Subsidiary from the proceeds of such Asset Sale.

         "Net Income":  with respect to any Person for any period, the net
          ----------
income (loss) of such Person, determined in accordance with GAAP for such period, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss) realized in connection with any sale of assets by such Person during such period (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss, realized by such Person during such period.

         "Net Securities Proceeds":  the cash proceeds, net of underwriting
          -----------------------
discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, from the issuance of any Equity Interests of the Borrower after the Effective Date.

         "New Subsidiary":  as defined in Section 8.11.
          --------------

         "Note":  a Term Loan Note.
          ----

         "Notes":  the Term Loan Notes.
          -----

         "Notice of Conversion/Continuation":  a notice substantially in the
          ---------------------------------
form of Exhibit H.

         "Obligations":  all obligations of every nature of the Credit Parties
          -----------
from time to time owed to the Administrative Agent, the Collateral Agent, the Lenders or any of them under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

         "Officers' Certificate":  as applied to any corporation, a certificate
          ---------------------
executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer; provided that every Officers' Certificate
                                    --------
with respect to the compliance with a condition precedent to the making of the Term Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto,
(ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

         "Original Principal Stockholders":  means Tenet Healthcare Corporation,
          -------------------------------
THC Properties Corp. (a wholly-owned Subsidiary of Tenet Healthcare Corporation), Victor M.G. Chaltiel, the executive officers and directors of the Borrower and/or TRC, the Borrower's equity compensation plans, employee stock option plans, employee stock purchase plans and all other similar plans, and all participants therein and beneficiaries thereof.

         "PBGC":  the Pension Benefit Guaranty Corporation established pursuant
          ----
to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

         "Pension Plan":  at any date of determination, any employee pension
          ------------
benefit plan (including a Multiemployer Plan) that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code, the funding requirements of which (under Section 302 of ERISA or Section 412 of the Code) are, or at any time within the five years immediately preceding such date, were in whole or in part, the responsibility of the Borrower, any of its Subsidiaries or any ERISA Affiliate, provided that the term Pension Plan shall not include the employee benefit pension plans listed on Schedule 1.1(P).

         "Permitted Acquisitions":  any Acquisition permitted under Section
          ----------------------
8.5(g).

         "Permitted Investments":  any Investment permitted under Sections
          ---------------------
8.5(a)-(j).

         "Permitted Lien":  any Lien permitted under Section 8.2.
          --------------

         "Person":  any individual, firm, partnership, joint venture,
          ------
corporation, association, business enterprise, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of "ERISA Affiliate", a trade or business.

         "Pledgor" (i) the Borrower and (ii) each Subsidiary of the Borrower
          -------
that executes and delivers to the Collateral Agent a Subsidiary Pledge Agreement after the Effective Date pursuant to Section 7.11.

         "Preferred Stock":  any class of capital stock of a corporation that is
          ---------------
preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "Pro Forma Coverage Ratio":  for any date of determination, the pro
          ------------------------
forma ratio of the sum of (a) the Consolidated EBITDA for the Reference Period for such date of determination calculated before deduction for minority interests (less any EBITDA from Permitted Acquisitions that occurred in such Reference Period) multiplied by four plus (b) the EBITDA from Permitted Acquisitions that occurred in such Reference Period (which Permitted Acquisitions have been operated by the Borrower or any of its Subsidiaries or included in the Consolidated results of operations of the Borrower, in either case for at least 30 days during such Reference Period) calculated as if such Permitted Acquisitions occurred on the first day of such Reference Period multiplied by four (the sum of such amounts being "Adjusted EBITDA")
divided by the Fixed Charges of the Borrower for such Reference Period
----------
multiplied by four. The Pro Forma Coverage Ratio shall, as applicable, be calculated on the following basis:

              (i) if the Indebtedness which is being created, incurred or assumed is Acquisition Debt, the Pro Forma Coverage Ratio shall be determined after giving effect to both the Fixed Charges related to the creation, incurrence or assumption of such Acquisition Debt and the Adjusted EBITDA (A) of the person becoming a Subsidiary of such person or (B) in the case of an acquisition of assets which constitute substantially all of an operating unit or business, relating to the assets being acquired by such person;

              (ii) there shall be excluded from Fixed Charges any Fixed Charges related to Indebtedness repaid during and subsequent to the Reference Period and which is not outstanding on the measurement date;

              (iii) Fixed Charges attributable to any Indebtedness (whether existing or being incurred) bearing a floating rate of interest shall be computed as if the rate in effect on the measurement date had been the applicable rate for the entire Reference Period; and

              (iv) the creation, incurrence or assumption of any Indebtedness during the Reference Period or subsequent to the Reference Period and prior to the measurement date, and the application of the proceeds therefrom, shall be assumed to have occurred on the first day of the Reference Period.

         "Pro Rata Share":  with respect to each Lender, the percentage obtained
          --------------
by dividing (x) the Credit Exposure of that Lender by (y) the Aggregate Credit
   --------                                        --
Exposure of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to subsection 11.7 and by prepayments made pursuant to
Section 2.4(d). The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender in Exhibit A.

         "Process Administrative Agent":  as defined in Section 11.17.
          ----------------------------

         "Prohibited Transaction":  a transaction that is prohibited under
          ----------------------
Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

         "Property":  all types of real, personal, tangible, intangible or mixed
          --------
property.

         "Purchase Money Indebtedness":  Indebtedness of the Borrower and its
          ---------------------------
Subsidiaries incurred in connection with the purchase or financing of the acquisition, construction or improvement of property or assets for the business of the Borrower and its Subsidiaries; provided that any Lien or encumbrance
                                      --------
relating to such Indebtedness shall be placed on such property or asset not later than 120 days after the date of such purchase or the completion of construction or improvement.

         "Qualified Issuer":  (A) any Lender hereunder, (B) any lender that is a
          ----------------
party to the Revolving Credit Facility and (C) any commercial bank that has capital and surplus in excess of $100,000,000.

         "Real Property":  all real property owned or leased by the Borrower or
          -------------
any of its Subsidiaries.

         "Redemption Price":  with respect to any voluntary prepayment of Term
          ----------------
Loans during any period set forth below, an amount equal to the principal amount of such prepayment multiplied by the percentage set forth below opposite such
                   ----------
period:

         Redemption                    Price
         Period                        Percentage
         ----------                    ----------

         Funding Date to first
         anniversary of Funding Date        101.5%

         First anniversary of Funding
         Date to second anniversary
         of Funding Date                    100.75%

         Thereafter                         100.00%

         "Reference Period":  for any date of determination, the most recently
          ----------------
concluded fiscal quarter preceding such date of determination for which financial information is available.

         "Refinancing Indebtedness":  (i) Indebtedness of the Borrower incurred
          ------------------------
or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute, defease or refund any other Indebtedness incurred by the Borrower in accordance with the terms of this Agreement and (ii) Indebtedness of any Subsidiary incurred or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute, defease or refund any other Indebtedness of such Subsidiary in accordance with the terms of this Agreement.

         "Register": as defined in Section 11.7(b).
          --------

         "Reinvested Proceeds": with respect to any Asset Sale as of any date of
          -------------------
determination, the amount of Net Cash Proceeds from such Asset Sale that is used by the Borrower or any of its Subsidiaries to acquire, during the Reinvestment Period, Property that is to be used in the same or a related line of business of the Borrower.

         "Reinvestment Period": the period beginning on, and ending 365 days
          -------------------
after, the date that proceeds from an Asset Sale are received by the Borrower or any of its Subsidiaries, as the case may be.

         "Related Party":  with respect to any Original Principal Stockholder
          -------------
means (i) any 80% (or more) owned Subsidiary or Immediate Family Member (in the case of an individual) of such Original Principal Stockholder or (ii) any Person, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Original Principal Stockholder or an Immediate Family Member, or (iii) any Person employed by the Borrower or TRC in a management capacity as of the Effective Date.

         "Relevant Date":  (i) in the case of each Lender listed on the
          -------------
signature pages hereof, the Effective Date, and (ii) in the case of each other Lender, the effective date of the Assignment and Acceptance Agreement or other document pursuant to which it became a Lender.

         "Remaining Interest Period":  (i) in the event that the Borrower shall
          -------------------------
fail for any reason to borrow a Term Loan in respect of which it shall have requested a Eurodollar Advance or convert an Advance to, or continue an Advance as, a Eurodollar Advance after it shall have notified the Administrative Agent of its intent to do so, a period equal to the Interest Period that the Borrower elected in respect of such Eurodollar Advance; or (ii) in the event that a Eurodollar Advance shall terminate for any reason prior to the last day of the Interest Period applicable thereto, a period equal to the remaining portion of such Interest Period if such Interest Period had not been so terminated; or
(iii) in the event that the Borrower shall prepay or repay all or any part of the principal amount of a Eurodollar Advance prior to the last day of the Interest Period applicable thereto, a period equal to the period from and including the date of such prepayment or repayment to but excluding the last day of such Interest Period.

         "Reportable Event":  with respect to any Pension Plan, (i) any event
          ----------------
set forth in Sections 4043(b) (other than a Reportable Event as to which the 30 day notice requirement is waived by the PBGC under applicable regulations), 4062(c) or 4063(a) of ERISA or the regulations thereunder or (ii) an event requiring the Borrower, any of its Subsidiaries or any ERISA Affiliate to provide security to a Pension Plan under Section 401(a)(29) of the Code.

         "Required Lenders":  Lenders having Credit Exposure equal to at least
          ----------------
51% of the Aggregate Credit Exposure.

         "Required Payment": as defined in Section 2.8(a).
          ----------------

         "Restricted Investment":  an Investment other than a Permitted
          ---------------------
Investment.

         "Restricted Payment":  (a) any dividend or other distribution declared
          ------------------
or paid on any Equity Interests of the Borrower or any of its Subsidiaries (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Borrower or such Subsidiary or dividends or distributions payable to the Borrower or any Subsidiary); (b) any payment to purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Borrower or any Subsidiary or other Affiliate of the Borrower (other than any Equity Interests owned by the Borrower or any Subsidiary); (c) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Term Loans (other than with the proceeds of Indebtedness (including, but not limited to, Refinancing Indebtedness) permitted under this Agreement), except in accordance with the mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness; or (d) any Restricted Investment.

         "Revolver Prepayment Fraction":  on any date of calculation, a fraction
          ----------------------------
equal to 1.00 minus the Term Prepayment Fraction.

         "Revolving Credit Commitments":  as defined in the Revolving Credit
          ----------------------------
Facility.

         "Revolving Credit Facility":  the Revolving Credit Agreement, dated as
          -------------------------
of the date hereof, by and among the Borrower, the lenders party thereto, BNY Capital Markets, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, as co-arrangers, DLJ Capital Funding, Inc., as syndication agent, First Union National Bank, as Documentation Agent, and BNY, as administrative agent, together with all other documents executed in connection therewith, in each case as such agreements may be amended, restated, supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders; provided,
                                                                    --------
however, that any such amendment, restatement, replacement, refinancing or other
-------
restructuring of the Revolving Credit Facility as in effect from time to time shall comply with the restrictions set forth in Sections 8.1 and 8.15. Upon any amendment, restatement, replacement, refinancing or restructuring of the Revolving Credit Facility, all references herein to definitions or sections in the Revolving Credit Facility shall be deemed to refer to the corresponding definitions or sections in the Revolving Credit Facility as so amended, restated, replaced, refinanced or restructured.

         "Revolving Loans":  as defined in the Revolving Credit Facility.
          ---------------

         "SEC":  the Securities and Exchange Commission or any Governmental
          ---
Authority succeeding to the functions thereof.

         "Special Counsel":  O'Melveny & Myers LLP, special counsel to the
          ---------------
Administrative Agent.

         "Stock":  any and all shares, rights, interests, participations,
          -----
warrants or other equivalents (however designated) of corporate stock.

         "Subordinated Indebtedness":  any Indebtedness of the Borrower or any
          -------------------------
Guarantor subordinated in right of payment to the Obligations of such party pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to the Administrative Agent and Required Lenders.

         "Subsidiary":  as to any Person, any corporation, association,
          ----------
partnership, joint venture or other business entity of which such Person or any Subsidiary of such Person, directly or indirectly, either (i) in respect of a corporation, owns or controls 50% or more of the outstanding Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (ii) in respect of an association, partnership, joint venture or other business entity, is entitled to share in 50% or more of the profits and losses, however determined.

         "Subsidiary Guaranty":  the Subsidiary Guaranty, dated the date hereof,
          -------------------
by the Guarantors in favor of the Collateral Agent, substantially in the form of
Exhibit I, as amended, supplemented or otherwise modified from time to time.

         "Subsidiary Pledge Agreements":  collectively, each Subsidiary Pledge
          ----------------------------
Agreement (i) delivered pursuant to Section 5.6 and (ii) delivered after the Effective Date pursuant to Section 7.11(c), each such Subsidiary Pledge Agreement by and between the Pledgor named therein and the Collateral Agent, substantially in the form of Exhibit K, as each such agreement may be amended, supplemented or otherwise modified from time to time.

         "Surviving Entity":  with respect to any transaction in which one
          ----------------
Person merges with or into or consolidates with another Person, or in which one Person disposes by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of such Person, the Person formed by or surviving such merger or consolidation or that receives such properties and assets.

         "Tax":  any present or future tax, levy, impost, duty, charge, fee,
          ---
deduction or withholding of any nature and whatever called, by a Governmental Authority, imposed, levied, collected, withheld or assessed with respect to any payment by the Borrower pursuant to this Agreement or any other Loan Document, and all liabilities with respect thereto.

         "Tax on the Income": as to any Person, a Tax imposed by one of the
          -----------------
following jurisdictions or by any political subdivision or taxing authority thereof: (i) the United States, (ii) the jurisdiction in which such Person is organized, (iii) the jurisdiction in which such Person's principal office is located, or (iv) in the case of each Lender, any jurisdiction in which such Person is deemed to be doing business; which Tax is an income tax (or any tax in lieu thereof or equivalent thereto) or franchise tax imposed on all or part of the net income or net profits of such Person or with respect to the net increase in the shareholders' or owners' equity or capital in such Person or which Tax represents interest, fees or penalties for payment of any such income tax or franchise tax.

         "Termination Event":  with respect to any Pension Plan, (i) a
          -----------------
Reportable Event, (ii) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination, in each case under Section 4041(c) of ERISA, (iii) the institution of proceedings to terminate a Pension Plan under Section 4042 of ERISA, or (iv) the appointment of a trustee to administer any Pension Plan under
Section 4042 of ERISA.

         "Term Loan" and "Term Loans":  as defined in Section 2.1.
          ---------       ----------

         "Term Loan Commitment":  as to any Lender, such Lender's undertaking
          --------------------
during the Term Loan Commitment Period to make Term Loans, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not exceeding the amount set forth next to the name of such Lender in Exhibit A under the heading "Term Loan Commitment".

         "Term Loan Commitment Period":  the period commencing on the Effective
          ---------------------------
Date and ending on the earliest of (i) the Funding Date, (ii) the date which is 90 days after the Effective Date, and (iii) any date on which the Aggregate Term Loan Commitments are terminated pursuant to Section 2.4(c) or 9.1.

         "Term Loan Note" and "Term Loan Notes":  as defined in Section 2.2.
          --------------       ---------------

         "Term Prepayment Fraction":  on any date of calculation, a fraction
          ------------------------
determined by dividing (a) the aggregate principal amount of Term Loans outstanding at such time by (b) the sum of (i) the aggregate principal amount of Term Loans outstanding at such time plus (ii) the aggregate amount of Revolving
                                    ----
Credit Commitments at such time (or, if the Revolving Credit Commitments have been terminated at such time, the aggregate principal amount of Revolving Loans outstanding at such time).

         "Total Debt":  the difference between (i) all Indebtedness (less
          ----------
Excluded Contingent Obligations) and (ii) cash and cash equivalents, in each case, of the Borrower and its Subsidiaries on a Consolidated basis in accordance with GAAP.

         "Total Prepayment Amount": as of any date of determination, an amount
          -----------------------
equal to all Net Cash Proceeds received by the Borrower and its Subsidiaries after the Effective Date that have not become Reinvested Proceeds during the applicable Reinvestment Periods for such Net Cash Proceeds and with respect to which the applicable Reinvestment Periods have terminated; provided, however,
                                                           ------------------
that the "Total Prepayment Amount" shall exclude (i) an aggregate of $5,000,000 in Net Cash Proceeds received by the Borrower and its Subsidiaries after the Effective Date that have not become Reinvested Proceeds during the applicable Reinvestment Periods for such Net Cash Proceeds and (ii) the portion of such Net Cash Proceeds that has been applied to the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments pursuant to Section 2.4(d) (including amounts for which the applicable prepayment was waived by the Lenders pursuant to Section 2.4(d)(iii)).

         "Transactions":  the transactions contemplated under this Agreement and
          ------------
the other Loan Documents on the Effective Date and the Funding Date, including the repayment of the Existing Indebtedness, the borrowing of the Term Loans and the Revolving Loans and other transactions related to any of the foregoing.

         "TRC":  Total Renal Care, Inc., a California corporation.
          ---

         "Unfunded Pension Liabilities":  with respect to any Pension Plan, at
          ----------------------------
any date of determination, the amount determined by taking the accumulated benefit obligation, as disclosed in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions", over the fair market value of Pension Plan assets.

         "United States":  the United States of America (including the States
          -------------
thereof and the District of Columbia).

         "Unqualified Amount":  as defined in Section 2.6(c).
          ------------------

         "Unrecognized Retiree Welfare Liability":  with respect to any Employee
          --------------------------------------
Benefit Plan that provides postretirement benefits other than pension benefits, the amount of the transition obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," as of the most recent valuation date, that has not been recognized as an expense in an income statement of the Borrower and its Subsidiaries, provided that (i) prior to the date such Statement is applicable to the Borrower, such amount shall be based on an estimate made in good faith of such transition obligation, and (ii) for purposes of determining the aggregate amount of the Unrecognized Retiree Welfare Liability, Plans maintained by a Subsidiary that is not otherwise an ERISA Affiliate shall be included.

         "Weighted Average Life to Maturity":  when applied to any Indebtedness
          ---------------------------------
at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, with (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

     1.2   Principles of Construction
           --------------------------

    (a) All terms defined in this Agreement shall have the meanings given such terms herein when used in the other Loan Documents or any certificate, opinion or other document made or delivered pursuant hereto, unless otherwise expressly provided therein.

    (b) As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in
Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

    (c) The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in a Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.

    (d)   The phrase "may not" is prohibitive and not permissive.

    (e) Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

    (f) Unless specifically provided in a Loan Document to the contrary, references to a time shall refer to New York City time.

    (g) Unless specifically provided in a Loan Document to the contrary, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".


    2. AMOUNT AND TERMS OF LOANS
       -------------------------

      2.1 Term Loans
          ----------

         Subject to the terms and conditions hereof, each Lender severally agrees to make term loans (each a "Term Loan" and, as the context may require,
                                   ---------
collectively with the Term Loans of all other Lenders, the "Term Loans") to the
                                                            ----------
Borrower at any time during the Term Loan Commitment Period, provided, however, that immediately after giving effect thereto (a) such Lender's Credit Exposure shall not exceed such Lender's Term Loan Commitment and (b) the Aggregate Credit Exposure of all Lenders shall not exceed the Aggregate Term Loan Commitments. The Borrower may make only one borrowing under the Term Loan Commitments. Amounts borrowed under this Section 2.1 and subsequently repaid or prepaid may not be reborrowed.

      2.2 Term Loan Notes
          ---------------

     (a) The Term Loans made by a Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B (each, as indorsed or modified from time to time, including all replacements thereof and substitutions therefor, a "Term Loan Note" and, collectively with the Term Loan
                           --------------
Notes of all other Lenders, the "Term Loan Notes"), payable to the order of such
                                 ---------------
Lender for the account of its Applicable Lending Office and representing the obligation of the Borrower to pay the lesser of (a) the original amount of the Term Loan Commitment of such Lender and (b) the aggregate unpaid principal balance of all Term Loans made by such Lender, with interest thereon as prescribed in Section 2.6. Each Term Loan Note shall (i) be dated the Effective Date, (ii) be stated to mature on the Maturity Date and (iii) bear interest from the date thereof on the unpaid principal balance thereof at the applicable interest rate or rates per annum determined as provided in Section 2.6.
Interest on each Term Loan Note shall be payable as specified in Section 2.6.

     (b) The unpaid principal amount of the Term Loans shall be due and payable on the Maturity Date.

      2.3 Procedure for Borrowing
          -----------------------

     (a) The Borrower may borrow Term Loans in a single draw on any Business Day during the Term Loan Commitment Period. When the Borrower desires to borrow Term Loans, it shall deliver to the Administrative Agent a Borrowing Request substantially in the form of Exhibit C no later than: 2:00 P.M. three Business Days prior to the requested Borrowing Date in the case of Eurodollar Advances and 2:00 P.M. one Business Day prior to the requested Borrowing

Date, in the case of ABR Advances, specifying (i) the aggregate principal amount to be borrowed under the Aggregate Term Loan Commitments, (ii) the requested Borrowing Date, (iii) whether such borrowing is to consist of one or more Eurodollar Advances, ABR Advances, or a combination thereof and (iv) if the borrowing is to consist of one or more Eurodollar Advances, the length of the Interest Period for each such Eurodollar Advance, provided, however, that no Interest Period selected in respect of any Term Loan shall end after the Maturity Date. Such Borrowing Request shall be irrevocable. If the Borrower fails to give timely notice in connection with a request for a Eurodollar Advance, the Borrower shall be deemed to have elected that such Advance shall be made as an ABR Advance. Such notice shall be irrevocable. Each ABR Advance shall be in an aggregate principal amount equal to $1,000,000 or such amount plus a whole multiple of $250,000 in excess thereof (or, if less, the unused amount of the Aggregate Term Loan Commitments) and each Eurodollar Advance shall be in an aggregate principal amount equal to $5,000,000 or such amount plus a whole multiple of $500,000 in excess thereof.

    (b) Upon receipt of the Borrowing Request from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Subject to its receipt of the notice referred to in the preceding sentence, each Lender will make the amount of its Pro Rata Share of the Term Loans available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent set forth in Section 11.2 not later than 12:00 Noon on the relevant Borrowing Date requested by the Borrower, in funds immediately available to the Administrative Agent at such office. No Lenders shall be responsible for any default by any other Lender in that other Lender's obligation to make a Term Loan requested hereunder nor shall the Term Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Term Loan requested hereunder. The amounts so made available to the Administrative Agent on such Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement, as determined by the Administrative Agent, be made available on such date to the Borrower by the Administrative Agent at the office of the Administrative Agent specified in Section 11.2 by crediting the account of the Borrower on the books of such office with the aggregate of said amounts received by the Administrative Agent.

    (c) Unless the Administrative Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be promptly confirmed by fax or other writing) that such Lender will not make available to the Administrative Agent such Lender's Pro Rata Share of the Term Loans requested by the Borrower, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the Borrowing Date in accordance with this Section, provided that such Lender received notice of the proposed borrowing from the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on the Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made its Pro Rata Share of such Term Loans available to the Administrative Agent, such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower to the date such amount is paid to the Administrative Agent, at a rate per annum equal to, in the case of the Borrower, the applicable interest rate set forth in Section 2.6 for ABR Advances, and, in the case of such Lender, the Federal Funds Rate in effect on each such day (as determined by the Administrative Agent) plus any processing fee per the interbank compensation rules as then in effect. Such payment by the Borrower, however, shall be without prejudice to its rights against such Lender. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Term Loan as part of the Term Loans for purposes of this Agreement, which Term Loan shall be deemed to have been made by such Lender on the Borrowing Date applicable to such Term Loans.

    (d) A Borrowing Request given by telecopy shall be deemed given when received.

       2.4  Prepayments of the Term Loans
            -----------------------------

         (a)   Voluntary Prepayments.
               ---------------------

              (i) Subject to clause 2.4(a)(ii) below, the Borrower may, at its option, prepay the Term Loans in full at any time or in part from time to time, by notifying the Administrative Agent in writing at least one Business Day prior to the proposed prepayment date, in the case of Term Loans consisting of ABR Advances, and at least three Business Days prior to the proposed prepayment date, in the case of Term Loans consisting of Eurodollar Advances, specifying the Term Loans to be prepaid, whether such Term Loans consist of ABR Advances, Eurodollar Advances, or a combination thereof, the amount to be prepaid, the Redemption Price of the amount to be prepaid, and the date of prepayment. Voluntary prepayments of Term Loans shall be at the Redemption Price of the principal amount prepaid. Such notice shall be irrevocable and an amount equal to the Redemption Price of the principal amount of Term Loans specified in such notice shall be due and payable on the date specified, together with accrued interest to the date of such payment on the amount prepaid. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. Each partial prepayment made pursuant to this subsection shall be in an aggregate principal amount of $1,000,000 or such amount plus a whole multiple of $250,000 in excess thereof (or, if less, the outstanding principal balance of the Term Loans). After giving effect to any partial prepayment with respect to Eurodollar Advances that were made (whether as the result of a borrowing or a conversion) on the same date and that had the same Interest Period, the outstanding principal amount of such Eurodollar Advances shall equal (subject to Section 2.5) $5,000,000 or such amount plus a whole multiple of $500,000 in excess thereof.

              (ii) The Borrower may not make voluntary prepayments of the Term Loans pursuant to clause 2.4(a)(i) unless, concurrently with such prepayment, the Borrower permanently reduces the Revolving Credit Commitments (and makes any prepayments of Revolving Loans required under the Revolving Credit Facility in connection with such reduction) in an amount equal to the amount of such voluntary prepayment of Term Loans multiplied by the ratio of aggregate
               -------------
         amount of Revolving Credit Commitments immediately before such prepayment to the aggregate amount of outstanding Term Loans immediately before such prepayment.

     (b)  Scheduled Repayments of Term Loans.  The Borrower shall make principal
          ----------------------------------
payments on the Term Loans in installments on the dates and in the amounts set forth below:

                           Scheduled
         Date         Repayment of Term Loans
        --------------------------------------
       September 30, 1998      $  2,500,000
       September 30, 1999      $  2,500,000
       September 30, 2000      $  2,500,000
       September 30, 2001      $  2,500,000
       September 30, 2002      $  2,500,000
       September 30, 2003      $  2,500,000
       September 30, 2004      $  2,500,000
       September 30, 2005      $  2,500,000
       September 30, 2006      $  2,500,000
       September 30, 2007      $227,500,000


; provided that the scheduled installments of principal of the Term Loans set
  --------
forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsections 2.4(a), 2.4(c) or 2.4(d) and provided, further that the Term Loans and all other amounts owed
           --------  -------
hereunder with respect to the Term Loans shall be paid in full no later than September 30, 2007, and the final installment payable by the Borrower in respect of the Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by the Borrower under this Agreement with respect to the Term Loans.

   (c)    Mandatory Commitment Reductions and Prepayments Relating to a Change
          --------------------------------------------------------------------
of Control.  Upon the occurrence of a Change of Control, the Aggregate Term Loan
----------
Commitments shall terminate and the Borrower shall (i) prepay in full the outstanding principal balance of the Term Loans, together with accrued and unpaid interest thereon and (ii) pay in full all fees and other amounts payable under the Loan Documents.

    (d)   Mandatory Prepayments Relating to Asset Sales; Reductions of
          ------------------------------------------------------------
Revolving Credit Commitments.
----------------------------

              (i) The Borrower shall prepay the Term Loans from time to time in an amount equal to the product of the Accepting Lenders' aggregate Pro Rata Shares of the Term Prepayment Fraction multiplied by the Total Prepayment Amount at such time. Each such prepayment shall be due and payable on (x) each date on which the Total Prepayment Amount exceeds $10,000,000 and

         (y) the occurrence of an Event of Default. Each such prepayment shall be at a price equal to 100% of the principal amount thereof plus accrued interest thereon to the date of prepayment.

              (ii) On each date on which any mandatory prepayments of Revolving Loans are required under Section 2.7(e) of the Revolving Credit Facility (or any other provision requiring prepayments of Revolving Loans or reductions in Revolving Credit Commitments as a result of sales of Property), the Borrower shall prepay an aggregate principal amount of Term Loans equal to the Accepting Lenders' aggregate Pro Rata Shares of the Total Prepayment Amount (as such term is defined in the Revolving Credit Agreement, or any successor term referring to the total amount of reductions in Revolving Credit Commitments and prepayments in Revolving Loans and Term Loans required as a result of sales of Property), multiplied by the Term Prepayment Fraction;
                             ----------
         provided, however, that if prepayments are required to be made under
         ------------------
         Section 2.4(d)(i) on any date on which prepayments are required to be made under this Section 2.4(d)(ii), for purposes of this Section 2.4(d)(ii), the "Total Prepayment Amount" (as such term is defined in the Revolving Credit Agreement, or any successor term referring to the total amount of reductions in Revolving Credit Commitments and prepayments in Revolving Loans and Term Loans required as a result of sales of Property) on such date shall be reduced by the "Total Prepayment Amount" (as such term is defined herein) on such date. Each such prepayment shall be at a price equal to 100% of the principal amount thereof plus accrued interest thereon to the date of prepayment.

              (iii) The Borrower may at its option elect to give the Lenders the option to waive their rights to receive the prepayments under Section 2.4(d)(i) or Section 2.4(d)(ii) by notifying the Administrative Agent in writing of such election not less than 10 Business Days before any prepayment is due under Section 2.4(d)(i) or Section 2.4(d)(ii) (a "Waivable Mandatory Prepayment"). The Administrative Agent shall, upon
         ------------------------------
         receipt of such notice, notify each Lender thereof and of the amount of such Waivable Mandatory Prepayment to be applied to such Lender's Term Loan and of the designation of such Waivable Mandatory Prepayment as such by the Borrower; provided, further that the Borrower shall use its
                               --------  -------
         reasonable efforts to notify the Lenders of such Waivable Mandatory Prepayment three Business Days prior to the date such Waivable Mandatory Prepayment shall be due under Section 2.4(d)(i) or Section 2.4(d)(ii) (it being understood that the Borrower shall have no liability for failing to so notify the Lenders). In the event any Lender desires to waive such Lender's right to receive such Waivable Mandatory Prepayment, such Lender shall so advise the Administrative Agent in writing no later than the close of business not more than five Business Days after it receives such notice from the Administrative Agent. Each Lender that does not waive its right to receive a Waivable Mandatory Prepayment is referred to herein as an "Accepting Lender." If
                                                           ----------------
         the does not elect to give the Lenders the option to waive their rights to receive the prepayments under Section 2.4(d)(i) or Section 2.4(d)(ii), each Lender shall be deemed to be an Accepting Lender with respect to such prepayments.

              (iv) Concurrently with any mandatory prepayment of Term Loans made pursuant to Section 2.4(d)(i), the Borrower shall permanently reduce the Revolving Credit Commitments in an amount equal to the sum of (x) the Revolver Prepayment Fraction multiplied by the Total
                                          -------------

         Prepayment Amount plus (y) 50% of the difference between (A) the Term
                           ----
         Prepayment Fraction multiplied by the Total Prepayment Amount minus (B)
                             ----------                                -----
         the aggregate principal amount of the Term Loans that are prepaid to the Accepting Lenders in connection with the receipt of such Total Prepayment Amount.

              (e) Application of Prepayments.
                  --------------------------

              (i) Each prepayment of Term Loans shall first be applied to ABR Advances. If any prepayment is made in respect of any Eurodollar Advance, in whole or in part, prior to the last day of the applicable Interest Period, the Borrower agrees to indemnify the Lenders in accordance with Section 2.11.

              (ii) Any voluntary prepayments of the Term Loans pursuant to
         Section 2.4(a) and any mandatory prepayments of the Term Loans pursuant to Sections 2.4(c) and 2.4(d) shall be applied on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to reduce each scheduled installment of principal of the Term Loans set forth in Section 2.4(b) that is unpaid at the time of such prepayment.

         2.5 Conversions and Continuations
             -----------------------------

     (a) The Borrower may elect from time to time to convert Eurodollar Advances to ABR Advances by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election (confirmed by the delivery of a Notice of Conversion/Continuation), specifying the amount to be so converted. In addition, the Borrower may elect from time to time to (i) convert ABR Advances to Eurodollar Advances and (ii) continue Eurodollar Advances by selecting a new Interest Period therefor, in each case by giving the Administrative Agent irrevocable notice no later than 2:00 P.M. at least three Business Days prior to such election (confirmed by the delivery of a Notice of Conversion/Continuation), in the case of a conversion to, or continuation of, Eurodollar Advances, specifying the amount to be so converted and the initial Interest Period relating thereto, provided that any such conversion of ABR Advances to Eurodollar Advances shall only be made on a Business Day and any such continuation of Eurodollar Advances shall only be made on the last day of the Interest Period applicable to the Eurodollar Advances that are to be continued as such new Eurodollar Advances. The Administrative Agent shall promptly provide the Lenders with a copy of each such Notice of Conversion/Continuation. Advances may be converted or continued pursuant to this
Section in whole or in part, provided that conversions of ABR Advances to Eurodollar Advances, or continuations of Eurodollar Advances, shall be in an aggregate principal amount of $5,000,000 or such amount plus a whole multiple of $500,000 in excess thereof.

      (b) Notwithstanding anything in this Section to the contrary, no ABR Advance may be converted to a Eurodollar Advance and no Eurodollar Advance may be continued if the Borrower or the Administrative Agent has knowledge that a Default or Event of Default has occurred and is continuing either (i) at the time the Borrower shall notify the Administrative Agent of its election to convert or continue or (ii) on the requested Conversion/Continuation Date. In such event, (A) each ABR Advance shall be automatically continued as an ABR Advance and (B) each Eurodollar Advance shall be automatically converted to an ABR Advance on the last day of the Interest Period applicable to such Eurodollar Advance.

     (c) No Interest Period selected in respect of conversion or continuation of any Eurodollar Advance shall end after the Maturity Date. Notwithstanding anything herein to the contrary, the Borrower shall select Interest Periods such that, on each date that a principal payment is scheduled to be made pursuant to
Section 2.4(b), the outstanding principal balance of all ABR Advances, when added to the aggregate principal amount of each Eurodollar Advance, the applicable Interest Period of which shall end on such date, shall equal or exceed the aggregate principal amount of the Term Loans required to be paid on such date pursuant to Section 2.4(b).

     (d) Each conversion or continuation shall be effected by each Lender by applying the proceeds of its new ABR Advance or Eurodollar Advance, as the case may be, to its Advances (or portion thereof) being converted (it being understood that such conversion shall not constitute a borrowing for purposes of Sections 4 or 6).

     (e) Notwithstanding anything to the contrary contained in any Loan Document, if the Borrower shall fail, for any reason, to convert or continue a Eurodollar Advance under this Section 2.5 in connection with the expiration of an Interest Period with respect to any existing Eurodollar Advance, then such Eurodollar Advance shall be converted to an ABR Advance until such time, if any, as the Borrower shall elect a new Eurodollar Advance pursuant to this Section 2.5.

         2.6 Interest Rate and Payment Dates
             -------------------------------

     (a)  Prior to Maturity.  Except as otherwise provided in Section 2.6(b),
          -----------------
prior to maturity the Loans shall bear interest on the outstanding principal balance thereof at the applicable interest rate or rates per annum set forth below:

           ADVANCES                      RATE
           --------                      ----

    Each ABR Advance         Alternate Base Rate plus
                                                 ----
                             the Applicable Margin

   Each Eurodollar           Eurodollar Rate applicable
   Advance                   to such Eurodollar Advance for the applicable
                             Interest Period plus the Applicable Margin.
                                             ----

      (b) Event of Default.  After the occurrence and during the continuance of
          ----------------
an Event of Default under Section 9.1(a), (b) (with respect to interest or the Commitment Fee), (h) or (i), the outstanding principal balance of the Term Loans shall bear interest at a rate per annum equal to 2% plus the rate that would otherwise be applicable under Section 2.6(a) until, in the case of Eurodollar Advances, the end of the applicable Interest Period therefor, and, thereafter, at the

Alternate Base Rate plus 2%, payable in the case of interest on any
overdue principal, on demand.   Any overdue interest or other amount payable
under the Loan Documents shall bear interest at a rate per annum equal to the Alternate Base Rate plus 2% and shall be payable on demand.

  (c)     In General.  Interest on (i) ABR Advances to the extent based on the
          ----------
BNY Rate, shall be calculated on the basis of a 365 or 366-day year (as the case may be) and (ii) ABR Advances to the extent based on the Federal Funds Rate, and on Eurodollar Advances shall be calculated on the basis of a 360-day year, in each case for the actual number of days elapsed, including the first day but excluding the last. Except as otherwise provided in Section 2.6(b), interest shall be payable in arrears on each Interest Payment Date and upon each payment (including prepayment) or conversion of the Loans. Any change in the interest rate on the Loans resulting from a change in the Alternate Base Rate or reserve requirements shall become effective as of the opening of business on the day on which such change shall become effective. The Administrative Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each such change in the BNY Rate, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates required. Each determination of the Alternate Base Rate or a Eurodollar Rate by the Administrative Agent pursuant to this Agreement shall be conclusive and binding on the Borrower absent manifest error. At no time shall the interest rate payable on the Loans, together with the Commitment Fee, and all other amounts payable under the Loan Documents, to the extent the same are construed to constitute interest, exceed the Highest Lawful Rate. If in respect of any period during the term of this Agreement, any amount paid hereunder, to the extent the same shall (but for the provisions of this Section) constitute or be deemed to constitute interest, would exceed the maximum amount of interest permitted by the Highest Lawful Rate during such period (such excess amount being hereinafter referred to as an "Unqualified
                                                                -----------
Amount"), then (i) such Amount shall be applied or shall be deemed to have been
------
applied as a prepayment of the Loans, and (ii) if in any subsequent period during the term of this Agreement, all amounts payable hereunder in respect of such period that constitute or shall be deemed to constitute interest shall be less than the maximum amount of interest permitted by the Highest Lawful Rate during such period, then the Borrower shall pay to the Lender in respect of such period an amount (each a "Compensatory Interest Payment") equal to the lesser of
                          -----------------------------
(x) a sum when added to all such amounts, would equal the maximum amount of interest permitted by the Highest Lawful Rate during such period, and (y) an amount equal to the Unqualified Amount less all other Compensatory Interest Payments made in respect thereof. The Borrower acknowledges that to the extent interest payable on ABR Advances is based on the BNY Rate, such Rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances on the BNY Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

         2.7 Substituted Interest Rate
             -------------------------

         In the event that (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurocurrency market either adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.6 or (ii) the Required Lenders shall have notified the Administrative Agent that they have determined (which determination shall be conclusive and binding on the Borrower) that the applicable Eurodollar Rate will not adequately and fairly reflect the cost to such Lenders of maintaining or funding loans bearing interest based on such Eurodollar Rate with respect to any portion of the Loans that the Borrower has requested be made as Eurodollar Advances, or Eurodollar Advances that will result from the requested conversion or continuation of any portion of the Advances into or as Eurodollar Advances (each, an "Affected Advance"), the Administrative Agent shall promptly
                    ----------------
notify the Borrower and the Lenders (by telephone or otherwise, to be promptly confirmed in writing) of such determination and the reasons therefor, on or, to the extent practicable, prior to the requested Borrowing Date or Conversion/Continuation Date for such Affected Advances. If the Administrative Agent shall give such notice, (a) any Affected Advances shall be made as ABR Advances, (b) the Advances (or any portion thereof) that were to have been converted to or continued as Affected Advances shall be converted to or continued as ABR Advances and (b) any outstanding Affected Advances shall be converted, on the last day of the then current Interest Period with respect thereto, to ABR Advances. Until any notice under clauses (i) or
(ii), as the case may be, of this Section has been withdrawn by the Administrative Agent (by notice to the Borrower and the Lenders promptly upon either (x) the Administrative Agent having determined that such circumstances affecting the interbank eurocurrency market no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate pursuant to
Section 2.6 or (y) the Administrative Agent having been notified by such Required Lenders that circumstances no longer render the Advances (or any portion thereof) Affected Advances), (1) no further Eurodollar Advances shall be required to be made by the Lenders and (2) the Borrower shall not have the right to convert or continue all or any portion of the Loans to or as Eurodollar Advances.

       2.8   Taxes
             -----

         (a) Payments to Be Free and Clear. Subject to Sections 2.8(d), 2.8(e)
             -----------------------------
and 2.8(f), all payments by each Credit Party under the Loan Documents shall be made free and clear of, and without any deduction or withholding for, any Indemnified Tax. If any Credit Party or any other Person is required by any law, rule, regulation, order, directive, treaty or guideline to make any deduction or withholding (which deduction or withholding would constitute an Indemnified Tax) from any amount required to be paid by any Credit Party to or on behalf of any Indemnified Tax Person under any Loan Document (each a "Required Payment"), then:
-----------------

          (i) such Credit Party shall notify the Administrative Agent and such Indemnified Tax Person of any such requirement or any change in any such requirement as soon as such Credit Party becomes aware thereof;

          (ii) such Credit Party shall pay such Indemnified Tax prior to the date on which penalties attach thereto, such payment to be made (to the extent that the liability to pay is imposed on such Credit Party) for its own account or (to the extent that the liability to pay is imposed on such Indemnified Tax Person) on behalf and in the name of such Indemnified Tax Person;

          (iii) such Credit Party shall pay to such Indemnified Tax Person an additional amount such that such Indemnified Tax Person shall receive on the due date therefor an amount equal to the Required Payment had no such deduction or withholding been required; and

          (iv) such Credit Party shall, within 30 days after paying such Indemnified Tax, deliver to the Administrative Agent and such Indemnified Tax Person satisfactory evidence of such payment to the relevant Governmental Authority.

         (b) Other Indemnified Taxes. If any Indemnified Tax Person or any
             -----------------------
affiliate thereof is required by any law, rule, regulation, order, directive, treaty or guideline to pay any Indemnified Tax (excluding an Indemnified Tax which is subject to Section 2.8(a)) with respect to any sum paid or payable by any Credit Party to such Indemnified Tax Person under the Loan Documents, then, within five days after such Indemnified Tax Person shall have notified such Credit Party thereof (which notice shall be accompanied by a statement setting forth the reasonable calculation thereof), such Credit Party shall pay to such Indemnified Tax Person the amount of such Indemnified Tax.

         (c) Tax on Indemnified Taxes. If any amounts are payable by any Credit
             ------------------------
Party in respect of Indemnified Taxes pursuant to Section 2.8(a) or (b), such Credit Party agrees to pay to the applicable Indemnified Tax Person, within five days of written request therefor (which request shall set forth the reasonable calculations thereof), an amount equal to all Taxes imposed with respect to such amounts as such Indemnified Tax Person shall determine in good faith are payable by such Indemnified Tax Person or any affiliate thereof in respect of such amounts and in respect of any amounts paid to or on behalf of such Indemnified Tax Person pursuant to this Section 2.8(c).

         (d) Exception for Existing Taxes. No amount shall be required to be
             ----------------------------
paid to any Indemnified Tax Person under Section 2.8(a) or (b) with respect to any Indemnified Tax to the extent that such Indemnified Tax would have been required to have been paid under any law, rule, regulation, order, directive, treaty or guideline in effect on the Relevant Date.

         (e) U.S. Tax Certificates. Each Lender that is organized under the laws
             ---------------------
of any jurisdiction other than the United States or any political subdivision thereof shall deliver to the Administrative Agent for transmission to the Borrower, on or prior to the Relevant Date, and at such other times as may be necessary in the determination of the Borrower, any other Credit Party or the Administrative Agent (each in the reasonable exercise of its discretion), such certificates, documents or other evidence, properly completed and duly executed by such Lender (including Internal Revenue Service Form 1001 or Form 4224 (or, in each case, any equivalent or successor form)) to establish that such Lender is not subject to deduction or withholding of

United States federal income tax under Section 1441 or 1442 of the Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under the Loan Documents or in the case of a Lender that is claiming an exemption from United States withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest" two accurate and complete signed original Forms W-8 (or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from United States withholding tax on payments under this Agreement or the Notes) and, if such Lender delivers such Forms W-8 (or successor form), two signed certificates that such Lender is not (1) a "bank" for purposes of Section 881(c) of the Internal Revenue Code, (2) is not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and (3) is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code). No Credit Party shall be required to pay any additional amount to any such Lender under Section 2.8(a)(iii) if such Lender shall have failed to satisfy the requirements of the immediately preceding sentence; provided that, if such Lender shall have satisfied such requirements on the Relevant Date, nothing in this Section 2.8(e) shall relieve any Credit Party of its obligation to pay any additional amounts pursuant to Section 2.8(a)(iii) in the event that, as a result of any change in applicable law (including any change in the interpretation thereof), such Lender is no longer properly entitled to deliver certificates, forms, documents or other evidence at a subsequent date establishing the fact that such Lender is not subject to deduction or withholding as described in the immediately preceding sentence.

         (f) Other Tax Certificates. Each Indemnified Tax Person agrees to use
             ----------------------
reasonable efforts to deliver to any Credit Party or the Administrative Agent, promptly upon any reasonable request therefor from time to time by such Credit Party or the Administrative Agent, such certificates, forms, documents and information as may be required by applicable law, regulation, order, directive, guideline or treaty from time to time, provided, however, that if such
                                       --------  -------
Indemnified Tax Person is or becomes unable by virtue of any change in applicable law, regulation or treaty, to establish such exemption or reduction, such Credit Party shall nonetheless remain obligated under Section 2.8(a) to pay the amounts described therein, and provided further that no Indemnified Tax
                                   -------- -------
Person shall be required to take any action under this Section 2.8(f) which, in the sole discretion of such Indemnified Tax Person, would cause such Indemnified Tax Person or any affiliate thereof to suffer a material economic, legal or regulatory disadvantage.

         (g) Other Taxes. Each Credit Party agrees to pay any current or future
             -----------
stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents or otherwise with respect to, the Loan Documents.

         (h) Refunds.  Upon the reasonable request of a Credit Party, and at
             -------
such Credit Party's expense, each Indemnified Tax Person shall cooperate with the such Credit Party in seeking to obtain refunds of Taxes paid by such Credit Party, provided that each such Indemnified Tax Person shall have no obligation to (i) engage in any litigation, hearing or proceeding with respect thereto or (ii) disclose any tax return or other confidential information other than information reasonably requested by the applicable taxing authority which, in the opinion of such Indemnified Tax Person, is not detrimental to such Indemnified Tax Person. If an Indemnified Tax Person shall receive a refund (or a refund in the form of a credit) from a taxing authority (as a result of any error in the imposition of Tax by such taxing authority) of any Taxes paid by such Credit Party pursuant to this Section 2.8, such Indemnified Tax Person, so long as no Event of Default shall then exist, shall promptly pay to such Credit Party the amount so received.

      2.9  Illegality
           ----------

         Notwithstanding any other provisions herein, if any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, in each case enacted, adopted, promulgated, approved or issued after the date hereof, shall make it unlawful for any Lender to make or maintain its Eurodollar Advances as contemplated by this Agreement, (i) the commitment of such Lender hereunder to (A) make Eurodollar Advances or (B) convert ABR Advances to Eurodollar Advances, shall forthwith be suspended and
(ii) such Lender's Loans then outstanding as Eurodollar Advances affected hereby, if any, shall be converted automatically to ABR Advances on the last day of the then current Interest Period applicable thereto or within such earlier period as required by law. If the commitment of any Lender with respect to Eurodollar Advances is suspended pursuant to this Section and such Lender shall notify the Administrative Agent and the Borrower that it is once again legal for such Lender to make or maintain Eurodollar Advances, such Lender's commitment to make or maintain Eurodollar Advances shall be reinstated.

      2.10   Increased Costs
             ---------------

         In the event that any law, regulation, treaty or directive hereafter enacted, adopted, promulgated, approved or issued or any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof by any Governmental Authority charged with the administration thereof or compliance by any Lender (or any Person directly or indirectly owning or controlling such Lender) with any request or directive from any central bank or other Governmental Authority made or issued after the date hereof:

    (a) does or shall subject any Lender to any Taxes of any kind whatsoever with respect to any Eurodollar Advances or its obligations under this Agreement to make Eurodollar Advances, or change the basis of taxation of payments to any Lender of principal, interest or any other amount payable hereunder in respect of its Eurodollar Advances, including any Taxes required to be withheld from any amounts payable under the Loan Documents (except for imposition of, or change in the rate of, Tax on the Income of such Lender or its Applicable Lending Office for any of such Advances by the jurisdiction in which such Lender is incorporated or has its principal office or such Applicable Lending Office, including, in the case of Lenders incorporated in any State of the United States, such tax imposed by the United States); or

     (b) does or shall impose, modify or make applicable any reserve, special deposit, compulsory loan, assessment, increased cost or similar requirement against assets held by, or deposits of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender in respect of its Eurodollar Advances that is not otherwise included in the determination of a Eurodollar Rate; and the result of any of the foregoing is to increase the cost to such Lender of making, renewing, converting, continuing or maintaining its Eurodollar Advances or its commitment to make such Eurodollar Advances, or to reduce any amount receivable hereunder in respect of its Eurodollar Advances then, in any such case, the Borrower shall pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduction in such amount receivable that such Lender deems to be material as determined by such Lender; provided, however, that nothing in this Section shall require the Borrower to indemnify the Lenders with respect to Taxes for which the Borrower has no obligation under Section 2.8. No failure by any Lender to demand compensation for any increased cost during any Interest Period shall constitute a waiver of such Lender's right to demand such compensation at any time. A statement setting forth the calculations of any additional amounts payable pursuant to the foregoing sentence submitted by a Lender to the Borrower shall be conclusive absent manifest error.


      2.11   Indemnification for Loss
             ------------------------

         Notwithstanding anything contained herein to the contrary, if (i) the Borrower shall fail to borrow or convert or continue a Eurodollar Advance on the Funding Date or Conversion/Continuation Date after it shall have given notice to do so in which it shall have requested a Eurodollar Advance, (ii) a Eurodollar Advance shall be terminated or repaid or prepaid for any reason prior to the last day of the Interest Period applicable thereto, or (iii) while a Eurodollar Advance is outstanding, any repayment or prepayment of such Eurodollar Advance is made for any reason (including, without limitation, as a result of acceleration or illegality) on a date which is prior to the last day of the Interest Period applicable thereto, the Borrower agrees to indemnify each Lender against, and to pay on demand directly to such Lender, any loss or expense suffered by such Lender as a result of such failure to borrow, convert or continue, termination, repayment or prepayment, including, without limitation, an amount, if greater than zero, equal to:

                               A x (B-C) x  D/360

                                    where:

"A" equals, in the case of a Eurodollar Advance, such Lender's Pro Rata Share of the Affected Principal Amount;

"B" equals the Eurodollar Rate (expressed as a decimal), applicable to such Eurodollar Advance;

"C" equals the applicable Eurodollar Rate (expressed as a decimal), in effect on or about the first day of the applicable Remaining Interest Period, based on the applicable rates offered or bid, as the case may be, on or about such date, for deposits in an amount equal approximately to such Lender's Pro Rata Share of the Affected Principal Amount, in each case, with an Interest Period equal approximately to the applicable Remaining Interest Period, as determined by such Lender; and

"D" equals the number of days from and including the first day of the applicable Remaining Interest Period to but excluding the last day of such Remaining Interest Period;

and any other out-of-pocket loss or expense (including any internal processing charge customarily charged by such Lender) suffered by such Lender in connection with such Eurodollar Advance, including, without limitation, in liquidating or employing deposits acquired to fund or maintain the funding of its Pro Rata Share of the Affected Principal Amount, or redeploying funds prepaid or repaid, in amounts that correspond to its Pro Rata Share of the Affected Principal Amount. Each determination by the Administrative Agent or a Lender pursuant to this Section shall be conclusive and binding on the Borrower absent manifest error.

      2.12   Option to Fund
             --------------

         Each Lender has indicated that, if the Borrower requests a Eurodollar Advance, such Lender may wish to purchase one or more deposits in order to fund or maintain its funding of such Eurodollar Advance during the Interest Period in question; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid on such Eurodollar Advance and for purposes of determining amounts owing under Sections 2.10, 2.11, and 2.14. Each Lender shall be entitled to fund and maintain its funding of all or any part of each Eurodollar Advance made by it in any manner it sees fit, but all such determinations shall be made as if such Lender had actually funded and maintained its funding of such Eurodollar Advance during the applicable Interest Period through the purchase of deposits in an amount equal to such Eurodollar Advance and having a maturity corresponding to such Interest Period. The obligations of the Borrower under Sections 2.7, 2.8, 2.9, 2.10, 2.11, and 2.14 shall survive the termination of the Aggregate Term Loan Commitments, the payment of the Notes, and all other amounts payable under the Loan Documents.

    2.13     Use of Proceeds
             ---------------

         The proceeds of the Loans shall be used (i) initially, to pay in full the Existing Indebtedness and cancel all commitments thereunder, and (ii) thereafter, for Permitted Acquisitions and the general corporate purposes of the Borrower and its Subsidiaries. Notwithstanding anything to the contrary contained in any Loan Document, the Borrower agrees that no part of the proceeds of any Loan will be used, directly or indirectly, for a purpose that violates any law, including, without limitation, the provisions of Regulations G, U or X of the Board of Governors of the Federal Reserve System, as amended.

         2.14  Capital Adequacy
               ----------------

         If (i) the enactment or promulgation of, or any change or phasing in of, any United States or foreign law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof after the date hereof or (ii) compliance with any directive or guideline from any central bank or United States or foreign Governmental Authority (whether having the force of law) promulgated or made after the date hereof, affects or would affect the amount of capital required to be maintained by a Lender (or any lending office of such Lender) or any Person directly or indirectly owning or controlling such Lender, or imposes any restriction on or otherwise adversely affects such Lender (or any lending office of such Lender) or any Person directly or indirectly owning or controlling such Lender, and such Lender shall have determined that such enactment, promulgation, change or compliance has the effect of reducing the rate of return on such Lender's (or such Person's) capital or the asset value to such Lender of any Loan made by such Lender as a consequence, directly or indirectly, of its obligations to make and maintain the funding of its Loans at a level below that which such Lender (or such Person) could have achieved but for such enactment, promulgation, change or compliance (after taking into account such Lender's (or such Person's) policies regarding capital adequacy) by an amount deemed by such Lender to be material, then, upon demand by such Lender, the Borrower shall promptly pay to such Lender such additional amount or amounts as shall be sufficient to compensate such Lender (or such Person) for such reduction in such rate of return or asset value. A certificate in reasonable detail as to such amounts submitted to the Borrower and the Administrative Agent setting forth the determination of such amount or amounts that will compensate such Lender for such reductions shall be presumed correct absent manifest error.

         2.15  Administrative Agent's Records
               ------------------------------

         The Administrative Agent's records regarding the amount of each Loan, each payment by the Borrower of principal and interest on the Loans and other information relating to the Loans shall be presumptively correct absent manifest error.


     3.  FEES; PAYMENTS
         --------------

         3.1.  Commitment Fee
               --------------

         (a) The Borrower agrees to pay to the Administrative Agent, for the account of the Lenders in accordance with each Lender's Pro Rata Share, a fee (the "Commitment Fee") for each day during the Term Loan Commitment Period
      --------------
(including the first day thereof but excluding the last day thereof), equal to the Aggregate Term Loan Commitments on such day multiplied by 0.30% per annum.

    (b) The Commitment Fee shall be payable on the last day of the Term Loan Commitment Period. The Commitment Fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

         3.2 Pro Rata Treatment and Application of Principal Payments
             --------------------------------------------------------

         Each payment, including each prepayment, of principal and interest on the Loans and of the Commitment Fee shall be made by the Borrower without set-off or counterclaim and shall be made to the Administrative Agent at its office set forth in Section 11.2 in Dollars and in funds immediately available to the Administrative Agent at such office by 1:30 P.M. on the due date for such payment, and, promptly upon receipt thereof by the Administrative Agent, shall be remitted by the Administrative Agent, in like funds as received, to the Lenders according to the Pro Rata Share of each Lender; provided, that each
                                                        --------
prepayment made pursuant to Section 2.4(d) shall be remitted by the Administrative Agent, in like funds as received, to the Accepting Lenders according to the Pro Rata Share of each Accepting Lender. The failure of the Borrower to make any such payment by such time shall not constitute a default hereunder, provided that such payment is made on such due date, but any such payment made after 1:30 P.M. on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Loans. If any payment hereunder or under the Notes shall be due and payable on a day that is not a Business Day, the due date thereof (except as otherwise provided in the definition of Interest Period) shall be extended to the next Business Day and (except with respect to payments in respect of the Commitment Fee) interest shall be payable at the applicable rate specified herein during such extension. If any payment is made with respect to any Eurodollar Advance prior to the last day of the applicable Interest Period, the Borrower shall indemnify each Lender in accordance with Section 2.11.

         3.3 Failure To Fund Fee
             -------------------

         If the Term Loans are not borrowed during the Term Loan Commitment Period, the Borrower agrees to pay to the Administrative Agent, for the account of the Lenders in accordance with each Lender's Pro Rata Share, a fee equal to
the initial Aggregate Term Loan Commitments multiplied by 1.5%.   Such fee shall
                                            ----------
be payable on the last day of the Term Loan Commitment Period, and shall represent the amount that each Lender would have received had Borrower drawn on the Term Loans during the Term Loan Commitment Period and immediately prepaid the Term Loans.


    4. REPRESENTATIONS AND WARRANTIES
       ------------------------------

    In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Term Loans, the Borrower makes the following representations and warranties to the Administrative Agent and each Lender as of the date of this Agreement and the Funding Date:

         4.1 Subsidiaries; Capitalization
             ----------------------------

         The Borrower has only the Subsidiaries permitted by this Agreement.
Schedule 4.1 sets forth the Subsidiaries of the Borrower as of the Effective Date. The shares of each corporate Subsidiary are duly authorized, validly issued, fully paid and nonassessable and are owned free and clear of any Liens. The interest of the Borrower in each non-corporate Subsidiary is owned free and clear of any Liens. The outstanding capital Stock of each corporate Subsidiary of the Borrower on the Effective Date and the ownership interest in each non-corporate Subsidiary are as set forth on Schedule 4.1. As of the Effective Date, the owner of each issue of capital Stock listed on Schedule 4.1 is the registered and beneficial owner thereof. No Subsidiary has issued any securities convertible into Stock (or other equity interest) of such Subsidiary and there are no outstanding options or warrants to purchase Stock of such Subsidiary of any class or kind, and there are no voting trusts or similar agreements with respect thereto or other agreements or understandings with respect thereto which would restrict or limit the sale, pledge, assignment or other disposition thereof, including, without limitation, any right of first refusal, option, redemption, call or other rights with respect thereto, whether similar or dissimilar to any of the foregoing, or which would dilute the interest of the Borrower therein.

         4.2 Existence and Power
             -------------------

         Each of the Borrower, its Subsidiaries and the Credit Parties is duly organized or formed and validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted therein or the Property owned therein makes such qualification necessary, except in each case where such failure so to qualify could not reasonably be expected to have a Material Adverse Effect.

         4.3 Authority
             ---------

         Each of the Borrower, its Subsidiaries and the Credit Parties has full legal power and authority to enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party, and the transactions contemplated thereby (including the Transactions) and, in the case of the Borrower, to make the borrowings contemplated hereby and by the Notes, to execute, deliver and carry out the terms of the Notes and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate or other applicable action and are in full compliance with its Certificate of Incorporation or By-Laws or its other organization documents.

         4.4 Binding Agreement
             -----------------

         The Loan Documents (other than the Notes) constitute, and the Notes, when issued and delivered pursuant hereto for value received, will constitute, the valid and legally binding obligations of the Credit Parties in each case, to the extent it is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

        4.5 Litigation
            ----------

         Except as set forth on Schedule 4.5, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of the Borrower, any of its Subsidiaries or any Credit Party) pending or, to the knowledge of the Borrower, threatened against the Borrower, any of its Subsidiaries or any Credit Party or any of their respective Properties or rights, that (i) if adversely determined, could reasonably be expected to have a Material Adverse Effect, (ii) expressly call into question the validity or enforceability of any of the Loan Documents, or
(iii) could reasonably be expected to result in the rescission, termination or cancellation of any material franchise, right, license, permit or similar authorization held by the Borrower or any of its Subsidiaries or any Credit Party.

       4.6  Required Consents
            -----------------

         Except for information filings required to be made in the ordinary course of business that are not a condition to the Borrower's performance under the Loan Documents, no consent, authorization or approval of, filing with, notice to, or exemption by, stockholders, any Governmental Authority or any other Person is required to authorize, or is required in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby (including the Transactions), or is required as a condition to the validity or enforceability of the Loan Documents.

       4.7  No Conflicting Agreements
            -------------------------

         Neither the Borrower, any of its Subsidiaries nor any Credit Party is in default under any mortgage, indenture, contract or agreement to which it is a party, or by which it or any of its Property is bound, the effect of which default could reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out of the terms of the Loan Documents and the transactions contemplated hereby and thereby (including the Transactions), will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon any Property of the Borrower or any of its Subsidiaries or result in a breach of or require the mandatory repayment of or other acceleration of payment under or pursuant to the terms of any such mortgage, indenture, contract or agreement.

       4.8  Compliance with Applicable Laws
            -------------------------------

         Neither the Borrower, any of its Subsidiaries nor any Credit Party is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority the effect of which default could reasonably be expected to have a Material Adverse Effect. The Borrower, each of its Subsidiaries and each Credit Party is complying in all material respects with all statutes, regulations, rules and orders applicable to Borrower, such Subsidiary or such Credit Party of all Governmental Authorities, including, without limitation, Environmental Laws and ERISA, the violation of which could reasonably be expected to have a Material Adverse Effect, provided that this sentence shall not extend to matters relating to compliance with federal Medicaid and Medicare statutes or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations to the extent such matters are covered by Sections 4.19 and 4.20.

         4.9 Taxes
             -----

         Except as provided on Schedule 4.9, all tax returns required to be filed by or on behalf of the Borrower, its Subsidiaries and each Credit Party have been filed and payment, and adequate provision for the payment, has been made for all taxes shown to be due and payable on said returns or in any assessments made against the Borrower, its Subsidiaries or any Credit Party (other than those being contested as required under Section 7.4) that would be material to the Borrower or its Subsidiaries taken as a whole, and no tax liens (other than a Permitted Lien described in Section 8.2(a)) have been filed with respect to the Borrower, its Subsidiaries or any Credit Party. The charges, accruals and reserves on the books of the Borrower, each of its Subsidiaries and each Credit Party with respect to all federal, state, local and other taxes are, to the best knowledge of the Borrower, adequate for the payment of all such material taxes, and the Borrower knows of no unpaid assessment that is due and payable against it, any of its Subsidiaries or any Credit Party or any claims being asserted that could reasonably be expected to have a Material Adverse Effect, except such thereof as are being contested as required under Section 7.4, and for which adequate reserves have been set aside in accordance with GAAP.

         4.10 Governmental Regulations
              ------------------------

         Neither the Borrower, any of its Subsidiaries nor any Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act or the Investment Company Act of 1940, as amended, and neither the Borrower, any of its Subsidiaries nor any Credit Party is subject to any statute or regulation that prohibits or restricts the incurrence of Indebtedness under the Loan Documents, including, without limitation, statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         4.11 Federal Reserve Regulations; Use of Loan Proceeds
              -------------------------------------------------

         Neither the Borrower, any of its Subsidiaries nor any Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, for a purpose that violates any law, rule or regulation of any Governmental Authority, including, without limitation, the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of the

Loans will be used, directly or indirectly, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock.

         4.12 Plans
              -----

         The only Pension Plans in effect as of the Effective Date (the

"Existing Pension Plans") are listed on Schedule 4.12.  Each Employee Benefit
-----------------------
Plan of the Borrower, its Subsidiaries, the Credit Parties and the ERISA Affiliates is in compliance with ERISA and the Code, where applicable, in all material respects. As of the Effective Date (i) the amount of all Unfunded Pension Liabilities under the Pension Plans, excluding any plan that is a Multiemployer Plan, does not exceed $0, and (ii) the amount of the aggregate Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans does not exceed $100,000. Each of the Borrower, its Subsidiaries, the Credit Parties and the ERISA Affiliates has complied with the requirements of
Section 515 of ERISA with respect to each Pension Plan that is a Multiemployer Plan. As of the Effective Date, the aggregate potential annual withdrawal liability payments, as determined in accordance with Title IV of ERISA, of the Borrower, its Subsidiaries, the Credit Parties and the ERISA Affiliates with respect to all Pension Plans that are Multiemployer Plans is approximately $0. Each of the Borrower, its Subsidiaries, the Credit Parties and/or any ERISA Affiliate has, as of the Effective Date, made all material contributions or payments to or under each such Pension Plan required by law or the terms of such Pension Plan or any contract or agreement with respect thereto. No material liability to the PBGC has been, or is expected by the Borrower, any of its Subsidiaries, any Credit Party or any ERISA Affiliate to be, incurred by the Borrower, such Subsidiary, such Credit Party or any ERISA Affiliate. Liability, as referred to in this Section includes any joint and several liability. Each Employee Benefit Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code is in material compliance with the continuation of health care coverage requirements of Section 4980B of the Code.

         4.13 Financial Statements
              --------------------

         The Borrower has heretofore delivered to the Administrative Agent and the Lenders copies of the audited consolidated balance sheet of the Borrower as of December 31, 1996 and the related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended (with the related notes and schedules, the "Financial Statements"). The Financial Statements fairly
                    --------------------
present the consolidated financial condition and results of the operations of the Borrower and its Subsidiaries, as the case may be, as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP.
As of the Effective Date, except as reflected in the Financial Statements or in the notes thereto, neither the Borrower nor any of its Subsidiaries has any obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) that, in accordance with GAAP, should have been shown on the Financial Statements and was not. Since the date of the Financial Statements there has been no Material Adverse Change.

         4.14 Property
              --------

         Each of the Borrower, its Subsidiaries and each Credit Party has good and marketable title to all of its Property, title to which is material to the Borrower and its Subsidiaries taken as a whole, subject to no Liens, except for Permitted Liens.

         4.15 Franchises, Intellectual Property, Etc.
              ---------------------------------------

         Each of the Borrower, its Subsidiaries and each Credit Party possesses or has the right to use all franchises, Intellectual Property, licenses and other rights as are material and necessary for the conduct of its business, and with respect to which it is in compliance, with no known conflict with the valid rights of others that would reasonably be expected to have a Material Adverse Effect. No event has occurred that permits or, to the best knowledge of the Borrower, after notice or the lapse of time or both, or any other condition, could reasonably be expected to permit, the revocation or termination of any such franchise, Intellectual Property, license or other right which revocation or termination could reasonably be expected to have a Material Adverse Effect.


         4.16 Environmental Matters
              ---------------------

     (a) The Borrower, each of its Subsidiaries and each Credit Party is in material compliance with the requirements of all applicable Environmental Laws.

     (b) No Hazardous Substances have been generated or manufactured on, transported to or from, treated at, stored at or discharged from any Real Property in material violation of any Environmental Laws; no Hazardous Substances have been discharged into subsurface waters under any Real Property in material violation of any Environmental Laws; no Hazardous Substances have been discharged from any Real Property on or into Property or waters (including subsurface waters) adjacent to any Real Property in material violation of any Environmental Laws; and there are not now, nor ever have been, on any Real Property any underground or above ground storage tanks in material violation of any Environmental Laws.

      (c)  Neither the Borrower, nor any of its Subsidiaries or any Credit Party
(i) has received notice (written or oral) or otherwise learned of any claim, demand, suit, action, proceeding, event, condition, report, directive, Lien, violation, non-compliance or investigation indicating or concerning any potential or actual material liability (including, without limitation, potential material liability for enforcement, investigatory costs, cleanup costs, government response costs, removal costs, remedial costs, natural resources damages, Property damages, personal injuries or penalties) arising in connection with: (x) any non-compliance with or violation of the requirements of any applicable Environmental Laws, or (y) the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower, any of its Subsidiaries or any Credit Party) or the release or threatened release of any Hazardous Substance into the environment, (ii) has knowledge of any threatened or actual material liability in connection with the presence of any Hazardous Substance on any Real Property (or any Real

Property previously owned by the Borrower, any of its Subsidiaries or any Credit Party) or the release or threatened release of any Hazardous Substance into the environment, (iii) has received notice of any federal or state investigation evaluating whether any material remedial action is needed to respond to the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower, any of its Subsidiaries or any Credit Party) or a release or threatened release of any Hazardous Substance into the environment for which the Borrower, any of its Subsidiaries or any Credit Party is or may be liable, or (iv) has received notice that the Borrower, any of its Subsidiaries or any Credit Party is or may be liable for a material amount to any Person under any Environmental Law.

     (d) For purposes of subsections (a), (b) and (c) of this Section 4.16 "material" shall mean any liability or potential liability of the Borrower and its Subsidiaries on a Consolidated basis for an aggregate amount in excess of $1,000,000.

          4.17 Labor Relations
               ---------------

          There are no material controversies pending between the Borrower, any of its Subsidiaries or any Credit Party and any of their respective employees, that could reasonably be expected to have a Material Adverse Effect.

          4.18 Burdensome Obligations
               ----------------------

          Neither the Borrower, any of its Subsidiaries nor any Credit Party is a party to or bound by any franchise, agreement, deed, lease or other instrument, or subject to any restriction that, in the opinion of the management of the Borrower, is so unusual or burdensome, in the context of its business, as in the foreseeable future might materially and adversely affect or impair the revenue or cash flow of the Borrower and its Subsidiaries taken as a whole, or the ability of the Borrower or its Subsidiaries taken as a whole to perform its, or their, obligations under the Loan Documents to which it is, or they are, a party. The Borrower does not presently anticipate that future expenditures by the Borrower, any of its Subsidiaries or any Credit Party needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome as to result in a Material Adverse Effect or Material Adverse Change.

          4.19 Medicare Participation/Accreditation
               ------------------------------------

          The facilities operated by the Borrower and its Subsidiaries (the "Facilities") are qualified for participation in the Medicare and Medicaid
 ----------
programs (together with their respective intermediaries or carriers, the "Government Reimbursement Programs") and are entitled to reimbursement under the
 ---------------------------------
Medicare program for services rendered to qualified Medicare beneficiaries, and comply in all material respects with the conditions of participation in all Government Reimbursement Programs. There is no pending or, to Borrower's knowledge, threatened proceeding or investigation by any of the Government Reimbursement Programs, or for reimbursement of amounts due or to become due to the facilities from the Government Reimbursement Programs.

          4.20 Fraud and Abuse
               ---------------

          Neither the Borrower nor any of its Subsidiaries, nor any of their respective officers or directors has, on behalf of the Borrower or any of its Subsidiaries, knowingly or wilfully violated the federal Medicare and Medicaid statutes, 42 U.S.C. (S)1320a-7b, or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (a) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or other applicable third-party payers, or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service or item for which payment may be made in whole or in part by Medicare, Medicaid or other applicable third-party payers. With respect to this Section, knowledge of an individual director or officer of the Borrower or a Subsidiary of any of the events described in this Section shall not be imputed to the Borrower or such Subsidiary unless such knowledge was obtained or learned by the director or officer in his or her official capacity as a director or officer of the Borrower or such Subsidiary.

          4.21 No Misrepresentation
               --------------------

          The information provided by the Borrower, any of its Subsidiaries or any Credit Party in connection with the transactions contemplated hereby, taken as a whole does not contain a misstatement of material fact, or, to the best knowledge of the Borrower, omit to state a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made. All financial projections, if any, delivered by the Borrower to the Administrative Agent and the Lenders were based on good faith estimates and assumptions believed by the Borrower to be reasonable at the time made.


     5. CONDITIONS TO EFFECTIVENESS OF AGREEMENT
        ----------------------------------------

     The effectiveness of this Agreement and the obligation of each Lender to make its Term Loan on the Funding Date shall be subject to the fulfillment of the conditions precedent set forth in Section 6 and the following conditions precedent:

          5.1 Evidence of Action
              ------------------

          (a) The Borrower. The Administrative Agent shall have received a
              ------------
certificate, dated the Effective Date of the Secretary or Assistant Secretary of the Borrower (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing other necessary corporate action (in form and substance satisfactory to the Administrative Agent) taken by it to authorize the Loan Documents to which it is a party and the transactions contemplated thereby, (ii) attaching a true and complete copy of its Certificate of Incorporation and By-Laws, (iii) setting forth the incumbency of its officer or officers who may sign such Documents, including therein a signature specimen of such officer or officers and (iv) attaching a certificate of good standing of the Secretary of State of the States of Delaware and California.

          (b) The Guarantors.  The Administrative Agent shall have received a
              --------------
certificate, dated the Effective Date, of the Secretary or Assistant Secretary of each Guarantor (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing other necessary corporate action (in form and substance satisfactory to the Administrative Agent) taken by it to authorize the Loan Documents to which it is a party and the transactions contemplated thereby, (ii) attaching a true and complete copy of its Articles of Incorporation and By-Laws, (iii) setting forth the incumbency of its officer or officers who may sign such Documents, including therein a signature specimen of such officer or officers and (iv) attaching a certificate of good standing of the Secretary of State of such Guarantor's jurisdiction of organization and principal place of business.

          5.2 This Agreement
              --------------

          The Administrative Agent shall have received counterparts of this Agreement signed by each of the parties hereto (or receipt by the Administrative Agent from a party hereto of a fax signature page signed by such party which shall have agreed to promptly provide the Administrative Agent with originally executed counterparts hereof).

          5.3 Notes
              -----

          The Administrative Agent shall have received the Term Loan Notes, duly executed by an Authorized Signatory of the Borrower.

          5.4 Subsidiary Guaranty
              -------------------

          The Collateral Agent shall have received the Subsidiary Guaranty dated the date hereof duly executed by an Authorized Signatory of each Guarantor.

          5.5 Borrower Pledge Agreement
              -------------------------

          The Collateral Agent shall have received the Borrower Pledge Agreement, duly executed by an Authorized Signatory of the Borrower and dated the date hereof, together with one or more share certificates, representing (i) 100% of the issued and outstanding capital Stock of each First-Tier wholly-owned Domestic Subsidiary of the Borrower, and
(ii) 66% of the issued and outstanding capital Stock of each First-Tier wholly-owned Foreign Subsidiary of the Borrower, together with an undated stock power, executed in blank by an Authorized Signatory of the Borrower and bearing a signature guarantee in all respects satisfactory to the Collateral Agent, in respect of each such certificate; provided that if the Borrower is unable to
                                  --------
provide a pledge of the capital Stock of such Foreign Subsidiary on the date hereof pursuant to the preceding clause (ii), the Borrower need not comply with such clause (ii) on the date hereof so long as the Borrower provides such pledge by December 24, 1997, together with, where reasonably available, the favorable written opinions of counsel with respect to the validity, perfection and priority of such Lien under the law of the jurisdictions governing such Lien.

          5.6 Subsidiary Pledge Agreement
              ---------------------------

          The Collateral Agent shall have received the Subsidiary Pledge Agreement, duly executed by an Authorized Signatory of TRC and dated the date hereof, together with one or more share certificates, representing (i) 100% of the issued and outstanding capital Stock of each Guarantor owned by TRC, and
(ii) 66% of the issued and outstanding capital Stock of Total Renal Care International Ltd., a Foreign Subsidiary of TRC, together with an undated stock power, executed in blank by an Authorized Signatory of TRC and bearing a signature guarantee in all respects satisfactory to the Collateral Agent, in respect of each such certificate; provided that if TRC is unable to provide a
                                  --------
pledge of the capital Stock of such Foreign Subsidiary on the date hereof pursuant to the preceding clause (ii), TRC need not comply with such clause (ii) on the date hereof so long as TRC provides such pledge by December 24, 1997, together with, where reasonably available, the favorable written opinions of counsel with respect to the validity, perfection and priority of such Lien under the law of the jurisdictions governing such Lien.

          5.7 Intercreditor Agreement
              -----------------------

          The Collateral Agent, the Administrative Agent, BNY, as administrative agent under the Revolving Credit Facility, and the Credit Parties shall have executed and delivered to each other the Intercreditor Agreement.

          5.8 Revolving Credit Facility
              -------------------------

          The Revolving Credit Facility shall have been duly executed and shall have become effective, and the first borrowing thereunder shall have been made, and the Administrative Agent shall have received a certificate of an Authorized Signatory of the Borrower attaching a true and correct copy of the executed Revolving Credit Facility, which shall be in form and substance satisfactory to the Administrative Agent and Required Lenders.

          5.9 Litigation
              ----------

          There shall be no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect affecting the transactions provided for herein and no action or proceeding by or before any Governmental Authority shall have been commenced and be pending or, to the knowledge of the Borrower, threatened, seeking to prevent or delay the transactions contemplated by the Loan Documents (including the Transactions) or challenging any other terms and provisions thereof or seeking any damages in connection therewith, and the Administrative Agent shall have received a certificate of an Authorized Signatory of the Borrower to the foregoing effects.

          5.10 Existing Indebtedness
               ---------------------

          Prior to or simultaneously with the making of the first Loans, the Administrative Agent shall have received evidence satisfactory to it that the Existing Indebtedness has been repaid in full and all commitments thereunder cancelled pursuant to Section 2.13. The Borrower shall have delivered to the Administrative Agent all termination statements, satisfactions and releases as to any financing statements which shall release all liens securing any and all Existing Indebtedness and other releases relating to any guarantees executed in connection therewith.

          5.11 Opinions of Counsel to the Credit Parties
               -----------------------------------------

          The Administrative Agent shall have received opinions of (i) the general counsel to the Borrower and the other Credit Parties, addressed to the Administrative Agent, the Collateral Agent, the Syndication Agent, the Lenders, and Special Counsel, and dated the Effective Date, substantially in the form of Exhibit F-I and (ii) Riordan & McKinzie, special counsel to the Borrower and the other Credit Parties, addressed to the Administrative Agent, the Collateral Agent, the Syndication Agent, the Lenders, and the Special Counsel, and dated the Effective Date, substantially in the form of Exhibit F-II. It is understood that such opinions are being delivered to the Administrative Agent, the Collateral Agent, the Syndication Agent, the Lenders, and Special Counsel, upon the direction of the Credit Parties and that the Administrative Agent, the Collateral Agent, the Syndication Agent, the Lenders, and Special Counsel may and will rely upon such opinions.

          5.12 Opinion of Special Counsel
               --------------------------

          The Administrative Agent shall have received an opinion of Special Counsel, addressed to the Administrative Agent, the Collateral Agent, the Syndication Agent and the Lenders and dated the Effective Date substantially in the form of Exhibit G.

          5.13 Fees
               ----

          All fees payable to the Administrative Agent, the Co-Arrangers, the Syndication Agent, and the Lenders on or before the Effective Date shall have been paid.

          5.14 Fees and Expenses of Special Counsel
               ------------------------------------

          The fees and expenses of Special Counsel in connection with the preparation, negotiation and closing of the Loan Documents shall have been paid.

          5.15 Documentation and Proceedings
               -----------------------------

          All corporate or other organizational and legal proceedings and all documents and papers in connection with the transactions contemplated by the Loan Documents shall be satisfactory in form and substance to the Administrative Agent and the Administrative Agent shall have received all information and copies of all documents that the Administrative Agent or the Required Lenders may reasonably have requested in connection therewith, such documents (where appropriate) to be certified by an Authorized Signatory of the Borrower or proper Governmental Authorities.

          5.16 Required Acts and Conditions
               ----------------------------

          All acts, conditions and things (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any filings, recordings or registrations) required to be done, performed and to have happened on or prior to the Funding Date and that are necessary for the continued effectiveness of the Loan Documents shall have been done and performed and shall have happened in due compliance with all applicable laws.

          VI. Officers' Certificate Regarding Certain Conditions.
              --------------------------------------------------

          The following conditions shall be satisfied and the Borrower shall have delivered to the Administrative Agent an Officers' Certificate, in form and substance satisfactory to the Administrative Agent, to that effect:

              (a) Representations and Warranties.  The representations and
                  ------------------------------
              warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date.

              (b) No Event of Default.  No event shall have occurred and be
                  -------------------
              continuing as of the Effective Date that would constitute a Default or an Event of Default.

              (c) Performance of Agreements.  Each Credit Party shall have
                  -------------------------
              performed in all material respects all agreements and satisfied all conditions which the Loan Documents provide shall be performed or satisfied by such Credit Party on or before the Effective Date.

          6.1 Approval of Special Counsel
              ---------------------------

          All legal matters in connection with the making of the Loans shall be reasonably satisfactory to Special Counsel.

          6.2 Agent for Service of Process
              ----------------------------

          The Administrative Agent shall have received a written acceptance of each Credit Party's agent for service of process referred to in Section 11.17, substantially in the form of Exhibit M.

          6.3 Other Documents
              ---------------

          The Administrative Agent shall have received such other documents as the Administrative Agent or the Required Lenders shall reasonably request.

     7. CONDITIONS OF LENDING
        ---------------------

     The obligation of each Lender to make its Term Loan on the Funding Date is subject to satisfaction or waiver by Required Lenders of the conditions set forth in Section 5 and the satisfaction of the following additional conditions precedent as of the Funding Date:

          7.1 Compliance
              ----------

          On the Funding Date and after giving effect to the Loans to be made thereon, (a) each Credit Party shall be in compliance with all of the terms, covenants and conditions or each Loan Document to which it is a party, (b) there shall exist no Default or Event of Default, (c) the representations and warranties contained in the Loan Documents shall be true and correct with the same effect as though such representations and warranties had been made on the Funding Date, and (d) the aggregate outstanding principal balance of the Loans will not exceed the Aggregate Term Loan Commitments. The borrowing by the Borrower shall constitute a certification by the Borrower as of the Funding Date that each of the foregoing matters is true and correct in all respects.

          7.2 Loan Closings
              -------------

          All documents required by the provisions of the Loan Documents to be executed or delivered to the Administrative Agent on or before the Funding Date shall have been executed and shall have been delivered at the office of the Administrative Agent set forth in Section 11.2 on or before the Funding Date.

          7.3 Borrowing Request
              -----------------

          With respect to the making of the Term Loans on the Funding Date, the Administrative Agent shall have received a Borrowing Request duly executed by an Authorized Signatory of the Borrower.

          7.4 Documentation and Proceedings
              -----------------------------

          All corporate or other organizational and legal proceedings and all documents and papers in connection with the transactions contemplated by the Loan Documents shall be satisfactory in form and substance to the Administrative Agent and the Administrative Agent shall have received all information and copies of all documents that the Administrative Agent or the Required Lenders may reasonably have requested in connection therewith, such documents (where appropriate) to be certified by an Authorized Signatory of the Borrower or proper Governmental Authorities.

          7.5 Required Acts and Conditions
              ----------------------------

          All acts, conditions and things (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any filings, recordings or registrations) required to be done, performed and to have happened on or prior to such Borrowing Date and that are necessary for the continued effectiveness of the Loan Documents, shall have been done and performed and shall have happened in due compliance with all applicable laws.

          7.6 Approval of Special Counsel
              ---------------------------

          All legal matters in connection with the making of each Loan shall be reasonably satisfactory to Special Counsel.

          7.7 Supplemental Opinions
              ---------------------

          If requested by the Administrative Agent with respect to the applicable Borrowing Date, there shall have been delivered to the Administrative Agent favorable supplementary opinions of counsel to the Borrower or the Guarantors, addressed to the Administrative Agent, the Co-Arrangers, the Syndication Agent, the Lenders and Special Counsel and dated such Borrowing Date, covering such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

          7.8 Other Documents
              ---------------

          The Administrative Agent shall have received such other documents as the Administrative Agent or the Lenders shall reasonably request.

          VIII. No Injunction or Restraining Order. No order, judgment or decree
                ----------------------------------
of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loan to be made by it on the Funding Date.

          IX.   No Violation of Law. The making of the Loans requested on the
                -------------------
Funding Date shall not violate any law including Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

          X.     No Adverse Litigation. As of the Funding Date, there shall not
                 ---------------------
be pending or, to the knowledge of the Borrower, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries that has not been disclosed by the Borrower in writing pursuant to Section 4.5 prior to the execution of this Agreement, and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of the Administrative Agent or of Required Lenders, would be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.


     11.  AFFIRMATIVE COVENANTS
          ---------------------

          The Borrower agrees that, so long as this Agreement is in effect, any Loan remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender or the Administrative Agent, the Borrower shall:

          11.1 Financial Statements
               --------------------

               Maintain a standard system of accounting in accordance with sound business practices sufficient to permit preparation of financial statements in conformity with GAAP, and furnish or cause to be furnished to the Administrative Agent and each Lender:

               (a) As soon as available, but in any event within 90 days after the end of each fiscal year, (i) a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, together with the related consolidated statements of income, retained earnings and cash flows as of and through the end of such fiscal year, setting forth in each case in comparative form the figures for the preceding fiscal year, and (ii) a copy of the letter (such letter to conform to the then existing AICPA reporting guidelines) of the Accountants addressed to the board of directors of the Borrower to the effect that, in connection with the procedures performed in obtaining a basis for certification of the audited consolidated financial statements of the Borrower, the Accountants obtained no knowledge, in the course of performing their audit, that would indicate that the Borrower was in violation of any financial covenant contained in this Agreement or of the existence of any Default by the Borrower under this Agreement. The consolidated balance sheet and consolidated statements of income, retained earnings and cash flows shall be audited and certified without qualification by the Accountants, which certification shall (i) state that the examination by such Accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and (ii) include the opinion of such Accountants that such consolidated financial statements have been prepared in accordance with GAAP in a manner consistent with prior fiscal periods, except as otherwise specified in such opinion.

               (b) As soon as available, but in any event within 45 days after the end of each fiscal quarter, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of each such quarterly period, together with the related consolidated statements of income, retained earnings and cash flows for such period and for the elapsed portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the corresponding periods of the preceding fiscal year, certified by the chief financial officer of the Borrower (or such other officer acceptable to the Administrative Agent), as being complete and correct in all material respects and as presenting fairly the consolidated financial condition and the consolidated results of operations of the Borrower and its Subsidiaries.

               (c) Within 45 days after the end of each of the first three fiscal quarters and within 90 days after the end of the last fiscal quarter, a Compliance Certificate, certified by the chief financial officer of the Borrower (or such other officer as shall be acceptable to the Administrative Agent) to the effect that (i) the Borrower is in compliance with Section 7.11, (ii) no Default or Event of Default exists as of such date, and (iii) all representations and warranties contained in the Loan Documents are true and correct as of such date.

               (d) Such other information as the Administrative Agent, the Syndication Agent or any Lender may reasonably request from time to time.

          11.2 Certificates; Other Information
               -------------------------------

               Furnish to the Administrative Agent and each Lender:

               (a) Prompt written notice if: (i) any Indebtedness of the Borrower and/or any of its Subsidiaries in excess of $1,000,000 on an aggregate basis is declared or shall become due and payable prior to its stated maturity, or is called and not paid when due, (ii) a default shall have occurred under any note (other than the Notes) or the holder of any such note, or other evidence of Indebtedness, certificate or security evidencing any such Indebtedness or any obligee with respect to any other Indebtedness of the Borrower and/or any of its Subsidiaries in excess of $1,000,000 on an aggregate basis has the right to declare any such Indebtedness due and payable prior to its stated maturity, or (iii) there shall occur and be continuing a Default or an Event of Default;

               (b) Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other document naming the Borrower or any of its Subsidiaries a party to any proceeding before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect or that expressly calls into question the validity or enforceability of any of the Loan Documents, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other document, (ii) any lapse or other termination of any material Intellectual Property, license, permit, franchise or other authorization issued to the Borrower or any of its Subsidiaries by any Person or Governmental Authority, or (iii) any refusal by any Person or Governmental Authority to renew or extend any such material Intellectual Property, license, permit, franchise or other authorization, which lapse, termination, refusal or dispute could reasonably be expected to have a Material Adverse Effect;

               (c) Promptly upon becoming available, copies of all (i) regular, periodic or special reports, schedules and other material that the Borrower or any of its Subsidiaries may now or hereafter be required to file with or deliver to any securities exchange or the SEC, or any other Governmental Authority succeeding to the functions thereof and (ii) material news releases and annual reports relating to the Borrower or any of its Subsidiaries;

               (d) Prompt written notice in the event that the Borrower, any of its Subsidiaries or any ERISA Affiliate knows, or has reason to know, that (i) any Termination Event with respect to a Pension Plan has occurred or will occur,
(ii) any condition exists with respect to a Pension Plan that presents a material risk of termination of the Pension Plan, imposition of an excise tax, requirement to provide security to the Pension Plan or other liability on the Borrower, any of its Subsidiaries or any ERISA Affiliate, (iii) the Borrower, any of its Subsidiaries or any ERISA Affiliate has applied for a waiver of the minimum funding standard under Section 412 of the Code with respect to a Pension Plan, (iv) the aggregate amount of the Unfunded Pension Liabilities under all Pension Plans is in excess of $500,000, (v) the aggregate amount of Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans is in excess of $500,000, (vi) the Borrower, any of its Subsidiaries or any ERISA Affiliate has engaged in a Prohibited Transaction with respect to an Employee Benefit Plan in which the aggregate "amount involved" (as defined in Section 4975(f) of the Code) is in excess of $500,000, (vii) the imposition of any tax in excess of $500,000 in the aggregate on the Borrower, its Subsidiaries and ERISA Affiliates under Section 4980B(a) of the Code or (viii) the assessment of a civil penalty under Section 502(c) of ERISA in excess of $500,000 in the aggregate on the Borrower, its Subsidiaries and ERISA Affiliates, together with a certificate of the president or chief financial officer of the Borrower (or such other officer as shall be acceptable to the Administrative Agent) setting forth the details of such event and the action that the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto, together with a copy of all notices and filings with respect thereto.

               (e) Prompt written notice in the event that Borrower, any of its Subsidiaries or any ERISA Affiliate shall receive a demand letter from the PBGC notifying the Borrower, such Subsidiary or such ERISA Affiliate of any final decision finding liability in an aggregate amount in excess of $500,000 and the date by which such liability must be paid, together with a copy of such letter and a certificate of the president or chief financial officer of the Borrower (or such other officer as shall be acceptable to the Administrative Agent) setting forth the action that the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

               (f) Promptly upon the same becoming available, and in any event by the date such amendment is adopted, a copy of any Pension Plan amendment that the Borrower, any of its Subsidiaries or any ERISA Affiliate proposes to adopt that would require the posting of security under Section 401(a)(29) of the Code, together with a certificate of the president or chief financial officer of the Borrower (or such other officer as shall be acceptable to the Administrative Agent) setting forth the reasons for the adoption of such amendment and the action that the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

               (g) As soon as possible and in any event by the tenth Business Day after any required installment or other payment under Section 412 of the Code owed to a Pension Plan shall have become due and owing and remain unpaid a copy of the notice of failure to make required contributions provided to the PBGC by the Borrower, any of its Subsidiaries or any ERISA Affiliate under
Section 412(n) of the Code, together with a certificate of the president or chief financial officer of the Borrower (or such other officer as shall be acceptable to the Administrative Agent) setting forth the action that the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

               (h) Prompt written notice of any order, notice, claim or proceeding received by, or brought against, the Borrower or any of its Subsidiaries, or with respect to any of the Real Property, under any Environmental Law that could have a Material Adverse Effect.

               (i) Prompt written notice of any loss, forfeiture, non-renewal or termination, or the commencement of any action or proceeding or the issuance of any notice to effect any of the foregoing, with respect to any license, agreement or authorization that could reasonably be expected to have a Material Adverse Effect.

          11.3 Legal Existence
               ---------------

               Maintain, and cause each of its Subsidiaries so to maintain, its corporate, partnership or other existence, as the case may be, in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which it is required to do so, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          11.4 Taxes
               -----

               Pay and discharge when due, and cause each of its Subsidiaries so to do, all Taxes, assessments and governmental charges, license fees and levies upon, or with respect to the Borrower or such Subsidiary and all Taxes upon the income, profits and Property of the Borrower and its

Subsidiaries, that, if unpaid, could reasonably be expected to have a Material Adverse Effect or become a Lien on the Property of the Borrower or such Subsidiary (other than a Lien described in Section 8.2(a)), unless and to the extent only that such Taxes, assessments, charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary provided that the Borrower shall give the Administrative Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

          11.5 Insurance
               ---------

               Maintain, and cause each of its Subsidiaries to maintain, insurance with financially sound insurance carriers on such of its Property, against at least such risks, and in at least such amounts, as are usually insured against by similar businesses, including, without limitation, public liability (bodily injury and property damage), fidelity, and workers' compensation, and file with the Administrative Agent within ten Business Days after request therefor a detailed list of such insurance then in effect, stating the names of the carriers thereof, the policy numbers, the insureds thereunder, the amounts of insurance, dates of expiration thereof, and the Property and risks covered thereby, together with a certificate of the chief financial officer of the Borrower (or such other officer as shall be acceptable to the Administrative Agent) certifying that in the opinion of such officer such insurance is adequate in nature and amount, complies with the obligations of the Borrower under this Section, and is in full force and effect.

          11.6 Payment of Indebtedness and Performance of Obligations
               ------------------------------------------------------

               Pay and discharge when due, and cause each of its Subsidiaries to pay and discharge, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise that, if unpaid, could reasonably be expected to (i) have a Material Adverse Effect or (ii) become a Lien upon Property of the Borrower or any of its Subsidiaries in excess of $1,000,000 on an aggregate consolidated basis for the Borrower and its Subsidiaries, other than a Permitted Lien, unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted by it, provided that the Borrower shall give the Administrative Agent prompt notice of any such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

          11.7 Condition of Property
               ---------------------

               At all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), and cause each of its Subsidiaries so to do, all Property necessary to the operation of the Borrower's or such Subsidiary's business.

          11.8  Observance of Legal Requirements
                --------------------------------

                Observe and comply in all respects, and cause each of its Subsidiaries so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, that now or at any time hereafter may be applicable to it, including, without limitation, ERISA and all Environmental Laws, a violation of which could reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by it, provided that the Borrower shall give the Administrative Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

          11.9  Inspection of Property; Books and Records; Discussions
                ------------------------------------------------------

                Keep proper books of record and account in which full, true and correct entries sufficient to permit preparation of financial statements in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities and permit representatives of the Administrative Agent, the Syndication Agent and any Lender to visit its offices, to inspect any of its Property and examine and make copies or abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, prospects, licenses, Property and financial condition of the Borrower and its Subsidiaries with the officers thereof and the Accountants (provided that the Borrower is given reasonable notice and an opportunity to attend or participate in any such discussion).

          11.10 Licenses, Intellectual Property
                -------------------------------

                Maintain, and cause each of its Subsidiaries to maintain, in full force and effect, all licenses, franchises, Intellectual Property, permits, licenses, authorizations and other rights as are necessary for the conduct of its business, the failure to maintain which could reasonably be expected to have a Material Adverse Effect.

          11.11 Additional Guarantors; Additional Collateral
                --------------------------------------------

                Within 30 days after the occurrence of an Additional Guarantor Event, (i) cause one or more Domestic Subsidiaries of the Borrower that are not currently Guarantors to become a party to the Subsidiary Guaranty, in accordance with the terms thereof, on and as of such date, to the extent that, after giving effect thereto, such Additional Guarantor Event shall no longer exist, and (ii) deliver or cause to be delivered to the Collateral Agent with respect to each such Subsidiary, simultaneously with the execution and delivery of the same, (A) a certificate, dated the date such Subsidiary shall have become a party to the Subsidiary Guaranty, executed by such Subsidiary and substantially in the form of, and with substantially the same attachments as, the certificate which would have been required under Section 5.1 if such Subsidiary had become a party to the Subsidiary Guaranty on or before the Effective Date, (B) an opinion of counsel to such Subsidiary, in form and substance satisfactory to the Administrative Agent,
(C) 100% of the issued and outstanding capital Stock of such Subsidiary, together with an undated stock power, executed in blank by an Authorized Signatory of the Pledgor of such Stock, and (D) such other documents as may by required by the applicable Collateral Documents and as the Collateral Agent shall request.

               (b) As soon as practicable, and in any event within 90 days after any Person becomes a First-Tier wholly-owned Foreign Subsidiary of the Borrower after the Effective Date, deliver or cause to be delivered to the Administrative Agent 66% of the issued and outstanding capital Stock (or equivalent) of such Subsidiary, together with an undated stock power (or equivalent), executed in blank by an Authorized Signatory of the Borrower, and deliver such other documents and take such actions as may by required by the Borrower Pledge Agreement and as the Collateral Agent shall request in order to grant to the Collateral Agent a valid, perfected first priority Lien on such capital Stock (or equivalent), and, where reasonably available, the favorable written opinions of counsel with respect to the validity, perfection and priority of such Lien under the law of the jurisdictions governing such Lien.

                                      XII

      If the capital Stock (or equivalent) of any Subsidiary that becomes a Guarantor pursuant to Section 7.11(a) is owned by a Subsidiary that is not a Pledgor, within 30 days of the applicable Additional Guarantor Event, (i) cause the Subsidiary that owns such capital Stock (or equivalent) to execute and deliver to the Collateral Agent a Subsidiary Pledge Agreement substantially in the form of Exhibit K, duly completed and (ii) deliver or cause to be delivered to the Collateral Agent with respect to such Subsidiary, simultaneously with the execution and delivery of the same, (A) a certificate, dated the date such Subsidiary shall have become a Pledgor, executed by such Subsidiary and substantially in the form of, and with substantially the same attachments as, the certificate which would have been required under Section 5.1 if such Subsidiary had been a party to a Subsidiary Pledge Agreement on or before the Effective Date, (B) an opinion of counsel to such Subsidiary, in form and substance satisfactory to the Administrative Agent, and (C) such other documents as may by required by the Subsidiary Pledge Agreement and as the Collateral Agent shall request.

                                     XIII

      To the extent that the Borrower or TRC does not provide a pledge of the capital Stock of any Foreign Subsidiary on the date of this Agreement as required pursuant to clause (ii) of Section 5.5 or clause (ii) of Section 5.6, respectively, the Borrower or TRC shall provide such pledge as specified in such
Section 5.5 or 5.6 by no later than December 24, 1997, together with, where reasonably available, the favorable written opinions of counsel with respect to the validity, perfection and priority of such Lien under the law of the jurisdictions governing such Lien.


     14.  NEGATIVE COVENANTS
          ------------------

     The Borrower agrees that, so long as this Agreement is in effect, any Loan remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender or the

Administrative Agent, the Borrower shall perform, and cause each of its Subsidiaries to perform, all of the covenants in this Section 8:

          14.1 Incurrence of Indebtedness and Issuance of Disqualified Stock
               -------------------------------------------------------------

               (a) Subject to Section 8.1(b), the Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for ("incur") any Indebtedness (including Acquisition Debt) or issue any Disqualified Stock; provided however, that the Borrower may incur Subordinated
                    -----------------
Indebtedness or issue Disqualified Stock if the Borrower's Pro Forma Coverage Ratio for the Reference Period immediately preceding the date of such incurrence or issuance would not be less than 2.50 to 1.00 after giving effect to such incurrence or issuance and (if applicable) the application of the net proceeds therefrom.

               (b) Section 8.1(a) shall not limit the incurrence of any of the following:

                   (i) Indebtedness of the Borrower under the Revolving Credit Facility (including Guarantees thereof by the Borrower's Subsidiaries) in an aggregate principal amount at any time outstanding not to exceed $800,000,000 minus the aggregate amount of all permanent reductions in the Revolving Credit Commitments pursuant to Section 2.7(e) of the Revolving Credit Facility;

                   (ii)  Indebtedness existing on the date hereof set forth on
         Schedule 8.1;

                   (iii) Indebtedness of the Borrower represented by the Term Loans (including Guarantees thereof by the Borrower's Subsidiaries);

                   (iv) Refinancing Indebtedness, provided, however, that (1) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced, substituted, defeased or refunded (plus the amount of expenses incurred and premiums paid in connection therewith), (2) the Weighted Average Life to Maturity of such Refinancing Indebtedness shall have be equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted, defeased or refunded, and (3) with respect to Refinancing Indebtedness of Subordinated Indebtedness, such Refinancing Indebtedness shall be at least as subordinated in right of payment to the Term Loans (in the case of Refinancing Indebtedness incurred by the Borrower) or to the Guarantees thereof (in the case of Refinancing Indebtedness incurred by any Guarantor Subsidiary) as the Indebtedness being extended, refinanced, replaced, renewed, substituted, defeased or refunded;

                   (v) Indebtedness of the Borrower's Subsidiaries to the Borrower to the extent permitted pursuant to Section 8.5(f);

                   (vi) Hedging Obligations that are incurred for the purpose of fixing or hedging foreign currency exchange risk or interest rate risks with respect to any floating rate Indebtedness that is permitted by the terms of this Agreement to be outstanding;

                   (vii) Capital Lease Obligations and Purchase Money Indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $35,000,000 on a Consolidated basis at any one time outstanding;

                   (viii) Guarantees and other Contingent Obligations incurred by the Borrower and its Subsidiaries in an aggregate amount not to exceed $20,000,000 on a Consolidated basis at any one time outstanding, and other Guarantees and other Contingent Obligations incurred by the Borrower and its Subsidiaries for the benefit of the Borrower and its Subsidiaries in an aggregate amount not to exceed $30,000,000 on a Consolidated basis at any one time outstanding;

                   (ix) Acquisition Debt incurred in connection with the acquisition of Domestic Subsidiaries of the Borrower in an aggregate principal amount not to exceed $35,000,000 at any one time outstanding;

                   (x) Acquisition Debt incurred in connection with the acquisition of Foreign Subsidiaries of the Borrower in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding;

                   (xi) unsecured Indebtedness of the Borrower to one or more investors under an indenture subject to the Trust Indenture Act of 1939, as amended, provided that (A) immediately before and after giving effect to the incurrence thereof no Default or Event of Default shall exist, (B) such Indebtedness shall require no payment or prepayment prior to one year after the Maturity Date and (C) the terms, conditions and covenants of such Indebtedness shall be less restrictive as to the Borrower and its Subsidiaries than the terms, covenants and conditions of this Agreement and the terms, covenants and conditions of such Indebtedness shall be reasonably satisfactory to the Required Lenders;

                   (xii) additional Indebtedness of the Borrower's Subsidiaries in an aggregate principal amount not to exceed $30,000,000 at any one time outstanding provided that not more than $15,000,000 in aggregate
                          --------
         principal amount of such Indebtedness may be secured at any one time;
         and

                   (xiii) additional unsecured Indebtedness of the Borrower in an aggregate principal amount not to exceed $35,000,000 at any one time outstanding.

          14.2 Limitations on Liens
               --------------------

               The Borrower will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Borrower or any of its Subsidiaries whether owned on the

Effective Date or acquired after the Effective Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, except for the following:

               (a) Liens for Taxes, assessments or similar charges incurred in the ordinary course of business that are not delinquent or that are being contested in accordance with Section 7.4, provided that enforcement of such Liens is stayed pending such contest;

               (b) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (but not ERISA);

               (c) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business;

               (d) zoning ordinances, easements, rights of way, minor defects, irregularities, and other similar restrictions affecting Real Property that do not adversely affect the value of such Real Property or the financial condition of the Borrower or such Subsidiary or impair its use for the operation of the business of the Borrower or such Subsidiary;

               (e) Liens arising by operation of law such as mechanics', materialmen's, carriers', and warehousemen's liens incurred in the ordinary course of business that are not delinquent or that are being contested in accordance with Section 7.6, provided that enforcement of such Liens is stayed
                             --------
pending such contest;

               (f) Liens arising out of judgments or decrees that are being contested in accordance with Section 7.6, provided that enforcement of such
                                          --------
Liens is stayed pending such contest;

               (g) Liens on Property of the Borrower or any of its Subsidiaries acquired after the date hereof to secure Purchase Money Indebtedness and Capital Lease Obligations permitted by Section 8.1(b)(vii) incurred in connection with the acquisition or lease of such Property, provided that each such Lien is
                                           --------
limited to such Property so acquired or leased, and replacement Liens on such Property to secure refinancings of such Indebtedness permitted by Section 8.1(b)(iv);

               (h) Liens on Property of the Borrower and its Subsidiaries existing on the Effective Date as set forth on Schedule 8.2;

               (i) Liens to secure Indebtedness of Foreign Subsidiaries permitted by Section 8.1(b)(xii), provided that such Liens shall be limited to
                                  --------
Liens on the assets of the Foreign Subsidiary incurring such Indebtedness, and such Indebtedness shall not exceed $15,000,000 at any time;

               (j) Liens to secure Acquisition Debt permitted by Section 8.1(b)(ix) or 8.1(b)(x), provided that such Liens shall be limited to Liens on
                         --------
the Property acquired with the proceeds of such Acquisition Debt or securing such Acquisition Debt at the time the applicable Acquired Person becomes a subsidiary of the Borrower; and

               (k) Liens created under the Collateral Documents.

         If the Borrower or any of its Subsidiaries shall create or assume any Lien upon any of its Properties, whether now owned or hereafter acquired, other than Liens permitted under the foregoing provisions of this Section 8.2, it shall make or cause to be made effective provision whereby the Obligations of the Credit Parties hereunder and under the other Loan Documents will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that,
                                                              --------
notwithstanding the foregoing, this provision shall not be construed as a consent by the Lenders to the creation or assumption of any Lien other than as permitted by the foregoing provisions of this Section 8.2

          14.3 Limitation on Merger, Consolidation and Certain Dispositions of
               ---------------------------------------------------------------
               Assets
               ------

          The Borrower shall not consolidate or merge with or into (whether or not the Borrower is the Surviving Entity) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) either
(a) the Borrower is the Surviving Entity or (b) the Surviving Entity (if other than the Borrower) in such transactions is a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) the Surviving Entity (if other than the Borrower) assumes all the obligations of the Borrower under the Loan Documents to which the Borrower is a party in a form reasonably satisfactory to the Required Lenders, and this Agreement shall remain in full force and effect;
(iii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; (iv) the Surviving Entity will have Consolidated net worth (immediately after such transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated net worth of the Borrower immediately preceding such transaction; and (v) immediately before and immediately after giving effect to such transaction on a pro forma basis, the Borrower (or the Surviving Entity if the Borrower is not the continuing obligor under this Agreement) could incur $1.00 of additional Subordinated Indebtedness pursuant to Section 8.1(a).

          If the Borrower sells, assigns, transfers, conveys or otherwise disposes of (other than pursuant to a lease) all or substantially all of its assets in compliance with this Section 8.3, and another Person shall be the Surviving Entity in such transaction, the Borrower shall be released and discharged from its obligations hereunder.

          14.4 Limitations on Restricted Payments
               ----------------------------------

               (a) Subject to Section 8.4(b), the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, unless (i) at the time of and immediately after giving effect to the proposed Restricted Payment, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, (ii) at the time of and immediately after giving effect to the proposed Restricted Payment (the value of any Restricted Payment, if other than cash, as determined by the board of directors of the Borrower, whose determination shall be conclusive and evidenced by a board resolution), on a pro forma basis, the Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 8.1(a), and (iii) at the time of and immediately after giving effect to the proposed Restricted Payment, the aggregate amount of all Restricted Payments (excluding all payments, investments, redemptions, repurchases, retirements and other acquisitions described in clauses (ii) through (vii), inclusive, of Section 8.4(b) below) declared or made after the Effective Date shall not exceed the sum of:

               (x) $5,000,000;

               (y) 50% of the aggregate cumulative Consolidated Net Income of the Borrower for the period (taken as one accounting period) from the beginning of the first full fiscal quarter ended immediately after the Effective Date to and including the fiscal quarter ended immediately prior to the date of the proposed Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, minus 100% of such deficit); plus

               (z) 100% of the aggregate Net Securities Proceeds received by the Borrower from the issuance or sale after the Effective Date of Equity Interests of the Borrower (other than Equity Interests sold to a Subsidiary of the Borrower and Equity Interests that constitute Disqualified Stock) plus 100% of the net cash proceeds received by the Borrower from the issuance or sale of Indebtedness and Disqualified Stock, to the extent such Indebtedness and Disqualified Stock was originally sold for cash and is converted after the Effective Date into or exchanged after the Effective Date for Equity Interests (other than Disqualified Stock) of the Borrower (except, in each case, to the extent such proceeds are used to purchase, redeem, or otherwise retire Equity Interests or Subordinated Indebtedness as set forth below).

               (b) Section 8.4(a) shall not prohibit the following actions:

               (i) the payment of any dividend or distribution to the Borrower or any wholly-owned Subsidiary of the Borrower within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by Section 8.4(a) without giving effect to this Section 8.4(b); such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by
          Section 8.4(a);

               (ii) the redemption, repurchase, retirement or other acquisition for value of any Equity Interests or any Indebtedness of the Borrower or any Subsidiary in exchange for, or in an amount not in excess of the Net Securities Proceeds received from, the substantially concurrent sale (other than to the Borrower or a Subsidiary) of (a) Equity Interests of the Borrower (other than any Disqualified Stock) or (b) in the case of Equity Interests of any Subsidiary of the Borrower, Equity Interests of such Subsidiary (other than any Disqualified Stock); provided that the Net Securities Proceeds from
                               --------
          the issuance of such Equity Interests are excluded from clause (z) of
          Section 8.4(a);

               (iii) the redemption, repurchase, retirement or other acquisition for value of any Equity Interests of the Borrower or any Subsidiary of the Borrower held at any time by any director of the Borrower or any of its Subsidiaries or by any member of the Borrower's (or any of its Subsidiaries') management or a permitted transferee of such director or member pursuant to any management equity subscription agreement, stockholders' agreement or stock option agreement if (a) no Default or Event of Default shall have occurred and be continuing or would result from such redemption, repurchase, retirement or other acquisition, and
          (b) the aggregate price paid for all such redeemed, repurchased, retired or acquired Equity Interests does not in any fiscal year exceed the sum of (1) $5,000,000 and (2) the amount of Equity Interests that could have been, but were not, so redeemed, repurchased, retired or acquired pursuant to this clause (b)(iii) in the immediately preceding fiscal year;

               (iv) payments to redeem, repurchase, retire or otherwise acquire for value Equity Interests of holders in any Subsidiary of the Borrower; provided that the aggregate amount of all such payments made since the Effective Date, together with the aggregate amount of all Investments made since the Effective Date pursuant to Section 8.5(h), shall not exceed $80,000,000 in the aggregate;

               (v) the payment of dividends by a Subsidiary on its common stock (or distributions to its partners if such Subsidiary is a partnership) if such dividends or distributions are paid pro rata to all holders of such common stock or to all partners, as the case may be;

               (vi) the redemption, repurchase, retirement or other acquisition for value of any Subordinated Indebtedness, in exchange for, or in an amount not in excess of the net proceeds of, the substantially concurrent sale (other than to the Borrower or a Subsidiary) of (a) subordinated Refinancing Indebtedness of the Borrower or (b) in the case of Subordinated Indebtedness of a Subsidiary, subordinated Refinancing Indebtedness of such Subsidiary, in each case to the extent such Refinancing Indebtedness is permitted pursuant to Section 8.1(b)(iv); and

               (vii) any other Restricted Payment in an amount that, along with all other Restricted Payments made pursuant to this clause (vii), does not exceed $5,000,000.

          14.5 Investments, Loans, Etc.
               ------------------------

          The Borrower will not at any time, purchase or otherwise acquire, hold or make any Investment in any Person, including without limitation, an Acquisition, or permit any of its Subsidiaries so to do, except:

               (a) Investments in Cash Equivalents;

               (b) Investments in accounts and notes receivable acquired in the ordinary course of business;

               (c) notes from employees issued to the Borrower representing payment for capital Stock of the Borrower or representing payment of the exercise price of options to purchase capital Stock of the Borrower;

               (d) any securities received in connection with an Asset Sale permitted under Section 8.7;

               (e) Hedging Obligations permitted under Section 8.1(b)(vi);

               (f) Investments of the Borrower or any of its Subsidiaries in any Subsidiary of the Borrower for working capital and capital expenditure purposes of such Subsidiary or to enable such Subsidiary to make Investments permitted by subsections (g) and (h) below, provided that (i) such Investments in non-wholly
                               --------
owned Subsidiaries shall be made in the form of demand loans, the aggregate outstanding principal amount of which shall not exceed $10,000,000 at any one time, and (ii) such Investments in wholly-owned Subsidiaries shall be made either in the form of (x) demand loans or (y) additional paid in equity provided that the aggregate amount of all such additional paid in equity shall not exceed $20,000,000 at any one time;

               (g) Acquisitions by the Borrower or any wholly owned Subsidiary of the Borrower, provided that (i) no Event of Default shall exist immediately before or after giving effect to such Acquisition, (ii) each such Acquisition was initially approved by the board of directors (or other Person performing similar functions) of each of the parties thereto, (iii) if, after giving effect to such Acquisition, an Additional Guarantor Event would occur, the Borrower shall cause one or more Domestic Subsidiaries to become a Guarantor such that the Additional Guarantor Event shall no longer exist, and (iv) the following conditions shall have been satisfied: (x) upon the consummation of each stock Acquisition, at least 50% of the Stock or other equity interest of the Person so acquired shall be owned by the Borrower or its Subsidiaries, and (y) in the case of Acquisitions of Stock or property of a Person that is not organized under the laws of, or whose Property is not located in, a jurisdiction within the United States, the total consideration to be paid in connection with all such acquisitions made after the Effective Date shall not exceed $80,000,000 in the aggregate;

               (h) Investments by the Borrower or a Guarantor in 50% or less of the voting Stock or other equity interest in another Person (the "Minority
                                                                  --------
Investment"), provided that (i) the Borrower or such Guarantor owns at least 20%
----------
(on a fully diluted basis) of the issued and outstanding capital Stock or other equity interest in such Person, (ii) the aggregate outstanding amount of Minority Investments made by the Borrower and the Guarantors on and after the Effective Date, together with the aggregate amount of all payments made after the Effective Date pursuant to Section 8.4(b)(iv), shall not exceed $80,000,000 in the aggregate, (iii) the Borrower or such Guarantor shall have full control over all bank accounts of such Person if the Borrower or such Guarantor is the largest holder of voting Stock or other equity interests in such Person, (iv) the Borrower or such Guarantor shall control or act as the managing general partner of such Person if such Person is a partnership and if the Borrower or such Guarantor is the largest holder of equity interests in such Person, and (v) immediately before and after giving effect thereto, no Event of Default shall exist;

               (i) existing Investments set forth on Schedule 8.5;

               (j) any other Investments not permitted by the preceding clauses
(a)-(i) above that do not exceed $20,000,000 at any time; and

               (k) Restricted Investments to the extent permitted under Section 8.4.

          14.6 Business Change
               ---------------

          The Borrower will not, and will not permit its Subsidiaries to, materially change the nature of their respective businesses as conducted on the Effective Date.

          14.7 Limitation on Asset Sales
               -------------------------

          The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly consummate any Asset Sale unless (a) the Borrower or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by (x) in the case of an Asset Sale producing less than $5,000,000 in Net Cash Proceeds, by an Officers' Certificate delivered to Administrative Agent or (y) in the case of an Asset Sale producing more than $5,000,000 in Net Cash Proceeds, a resolution of the board of directors of the Borrower set forth in an Officers' Certificate delivered to the Administrative Agent) of the assets sold or otherwise disposed of and (b) at least 75% of the Net Cash Proceeds from such Asset Sale are received in cash; provided, however, that any notes or other obligations
                  --------  -------
received by the Borrower or any such Subsidiary from a transferee shall be deemed to be cash for purposes of this Section 8.7 so long as and to the extent such notes or other obligations are converted by the Borrower or such Subsidiary into cash within six months of such Asset Sale; provided further, however, that
                                                -------- -------  -------
the 75% limitation referred to above in clause (b) shall not apply to any Asset Sale in which the cash portion of the consideration received therefor, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax net proceeds would have been had such transaction complied with the aforementioned 75% limitation.

          14.8 Subsidiaries
               ------------

          The Borrower will not create or acquire any other Subsidiary, or permit any of its Subsidiaries so to do, unless the provisions of Sections 7.11 and 8.11 are satisfied.

          14.9 Certificate of Incorporation
               ----------------------------

          The Borrower will not amend or otherwise modify its Articles of Incorporation or By-Laws in any way that would adversely affect the interests of the Administrative Agent, the Collateral Agent and the Lenders under any of the Loan Documents or permit any of its Subsidiaries to do so.

          14.10 ERISA
                -----

                The Borrower will not permit any Pension Plan to have a Funded Current Liability Percentage of less than 60 percent.

          14.11 Acquisition or Issuance of Additional Stock
                -------------------------------------------

          The Borrower will not create or acquire the Stock or other equity or ownership in, or Property of, any Person that shall thereupon become a Subsidiary (each, a "New Subsidiary"), or issue any additional Stock or other
                     --------------
equity or ownership interest, or permit any Subsidiary so to do, except as follows:

                (a) in connection with a Permitted Acquisition;

                (b) any Subsidiary may issue additional Stock to the Borrower or TRC;

                (c) a non-wholly-owned Subsidiary of the Borrower may issue additional Stock to its management or to physicians under contract, provided that after giving effect to such issuance, such Subsidiary shall remain a Subsidiary of the Borrower;

                (d) TRC may create new wholly-owned Subsidiaries;

                (e) all Stock issued pursuant to this Section shall constitute common stock with no mandatory dividend, redemption or similar requirement.

          14.12 Dividend and Other Payment Restrictions Affecting Subsidiaries
                --------------------------------------------------------------

          The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions to the Borrower or any other Subsidiary on its Stock or in respect of any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Borrower or any other Subsidiary, (c) make loans or advances to the Borrower or any other Subsidiary, or (d) transfer any of its properties or assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of any of the following:

                (i)  any Indebtedness existing on the date hereof listed on
          Schedule 8.1;

                (ii) the Revolving Credit Facility as in effect on the Effective Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive in the aggregate with respect to such dividend and other payment restrictions than those contained in the Revolving Credit Facility (or, if more restrictive, this Agreement) immediately prior to any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

                (iii)  applicable law;

                (iv) any instrument governing Indebtedness or Stock of a Person acquired (an "Acquired Person") by the Borrower or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred or instrument was entered into in connection with or in contemplation of such acquisition), provided that (x) such restriction is not applicable to any Person, or
          --------
          the properties or assets of any Person, other than the Acquired Person, and (y) the Consolidated Net Income of an Acquired Person for any period prior to such acquisition shall be taken into account in determining whether such acquisition was permitted by the terms of this Agreement only to the extent that the declaration or payment of dividends or similar distributions or intercompany loans or advances by such Acquired Person to the Borrower or any of its Subsidiaries would not be prohibited by operation of the terms of such Acquired Person's charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Acquired Person;

                (v) customary non-assignment provisions in leases or agreements entered into in the ordinary course of business and consistent with past practices;

                (vi) Purchase Money Indebtedness for property acquired in the ordinary course of business that only impose restrictions on the property so acquired;

                (vii) an agreement for the sale or disposition of the Stock or assets of a Subsidiary, provided that such restriction is only applicable to such Subsidiary or assets, as applicable;

                (viii) Refinancing Indebtedness permitted hereunder provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing;

                (ix) restrictions imposed against a Foreign Subsidiary contained in any agreement governing Indebtedness of such Foreign Subsidiary permitted by Section 8.1(b)(xii); and

                (x) management agreements between Subsidiaries of the Borrower.

          14.13 Fiscal Year
                -----------

          The Borrower will not change its fiscal year from that in effect on the Effective Date, or permit any of its Subsidiaries so to do.

          14.14 Transactions with Affiliates
                ----------------------------

          The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its Properties to, or purchase any Property from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower or any Subsidiary (each of the foregoing, an "Affiliate Transaction"), unless such Affiliate Transaction is on terms that are no less favorable to the Borrower or the relevant Subsidiary than those that would have been obtained in a comparable arm's-length transaction by the Borrower or such Subsidiary with an unrelated Person; provided that this Section
                                                      --------
8.14 shall not restrict the ability of the Borrower to make Restricted Payments otherwise permitted under Section 8.4.

          14.15 Limitation on Certain Amendments
                --------------------------------

                (a) The Borrower will not, and will not permit any Subsidiary to, enter into any amendment or make any payments with respect to, the Revolving Credit Facility that would have the effect of (a) shortening the scheduled final maturity of the Revolving Credit Facility, increasing the amount of any scheduled reductions in the Revolving Credit Commitments, or shortening any scheduled date for reductions in the Revolving Credit Commitments, (b) changing the definition of "Required Lenders" in the Revolving Credit Facility, or (c) changing any mandatory prepayments or commitment reductions required pursuant to
Section 2.7(e) of the Revolving Credit Facility (or any other provision requiring mandatory prepayments or commitment reductions as a result of sales of Property) in any way that, with respect to this clause (c), would adversely affect the interests of the Lenders under any of the Loan Documents.

                                      XV

                The Borrower will not, and will not permit any Subsidiary to, enter into any agreement that refinances, replaces or supersedes the Revolving Credit Facility unless the terms and provisions of such agreement would be permitted under Sections 8.1(b)(i) and 8.15(a) if the Revolving Credit Facility were not being refinanced, replaced or superseded but were instead being amended to contain such terms and provisions.


     16.  DEFAULT
          -------

          16.1 Events of Default
               -----------------

          The following shall each constitute an "Event of Default" hereunder:
                                                  ----------------

               (a) The failure of the Borrower to pay any principal of or premium on any Loan on the date when due and payable; or

               (b) The failure of the Borrower to pay any interest, fees, expenses or other amounts payable under any Loan Document or otherwise to the Administrative Agent, or to any other Person to whom such payment is to be made with respect to the loan facilities established hereunder within three Business Days of the date when due and payable; or

               (c) The use of the proceeds of any Loan in a manner inconsistent with or in violation of Section 2.13; or

               (d) The failure of the Borrower to observe or perform any covenant or agreement contained in Section 7.3, 8.3 or 8.4; or

               (e) The failure of any Credit Party to observe or perform any other term, covenant, or agreement contained in any Loan Document and such failure shall have continued unremedied for a period of 30 days after the Borrower shall have obtained knowledge thereof; or

               (f) Any representation or warranty made in any Loan Document or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered or to be delivered pursuant thereto, shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

               (g) Indebtedness under the Revolving Credit Facility or any other obligation or obligations of the Borrower (other than its obligations under the Notes) and/or any of its Subsidiaries (whether as principal, guarantor, surety, lessee or other obligor) in excess of $10,000,000 on an aggregate basis for the payment of any Indebtedness or operating leases (i) shall become or shall be declared to be due and payable prior to the expressed maturity or expiry thereof, or (ii) shall not be paid when due or within any grace period for the payment thereof, or (iii) any holder of any such obligation shall have the right, immediately or with the passage of time or the giving of notice, as a result of any default thereunder to declare such obligation due and payable prior to the expressed maturity thereof, and such default shall have continued without cure or waiver for a period of 15 Business Days;

               (h) The Borrower or any of its Material Subsidiaries shall (i) make a general assignment for the benefit of creditors, (ii) generally not be paying its debts as such debts become due, (iii) admit in writing its inability to pay its debts as they become due, (iv) file a voluntary petition in bankruptcy, (v) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, (vi) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its Property,
(vii) be the subject of any such proceeding filed against it that remains undismissed for a period of 45 days, (viii) file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding, (ix) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, sequestrator, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 45 days, or (x) take any formal action for the purpose of effecting any of the foregoing; or

               (i) An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction (i) adjudging the Borrower or any of its Material Subsidiaries bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Borrower or any of its Material Subsidiaries under the United States bankruptcy laws or any other applicable Federal, state or foreign law,
(iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or any of its Material Subsidiaries or of any substantial part of the Property thereof, or (iv) ordering the winding up or liquidation of the affairs of the Borrower or any of its Material Subsidiaries, and any such decree or order continues unstayed and in effect for a period of 45 days; or

               (j) Judgments or decrees against the Borrower and/or any of its Subsidiaries in excess of $5,000,000 on an aggregate basis shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days; or

               (k) Any Loan Document shall cease, for any reason, to be in full force and effect, or any Credit Party shall so assert in writing or shall disavow any of its obligations thereunder; or

               (l) (i) any Termination Event (other than an event which constitutes a Termination Event solely because it is a Reportable Event) shall occur that could reasonably be expected to result in a liability to the Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $2,500,000 in the aggregate; (ii) any Accumulated Funding Deficiency in excess of $2,500,000 in the aggregate, whether waived, shall exist with respect to any Pension Plan; (iii) the Borrower, any of its Subsidiaries or any ERISA Affiliate shall fail to pay when due an amount in excess of $2,500,000 in the aggregate that is payable by it to the PBGC or to a Pension Plan under Title IV of ERISA; or

               (m) (i) any Guarantor shall not be a wholly-owned Subsidiary of the Borrower, or (ii) any Guarantor that was a First-Tier Subsidiary of the Borrower on the date such Guarantor became a party to the Subsidiary Guaranty shall no longer be a First-Tier Subsidiary of the Borrower; or

               (n) (A) A judgment creditor of the Borrower or any of its Subsidiaries shall obtain possession of any material portion of the Collateral under the Collateral Documents by any means, including, without limitation, levy, distraint, replevin or self-help, (B) any of the Collateral Documents shall cease for any reason to be in full force and effect, or any party thereto shall purport to disavow its obligations thereunder or shall declare that it does not have any further obligations thereunder or shall contest the validity or enforceability thereof or the Collateral Agent, for the benefit of the Lenders and others, shall cease to have a valid and perfected first priority security interest in any material Collateral therein, or (C) the Collateral Agent's security interests or liens on any material portion of the Collateral under the Collateral Documents shall become otherwise impaired or unenforceable; or

               (o) The Borrower or any Subsidiary, in each case to the extent it is engaged in the business of providing services for which Medicare or Medicaid reimbursement is sought, shall for any reason, including, without limitation, as the result of any finding, designation or decertification, lose its right or authorization, or otherwise fail to be eligible, to participate in Medicaid or Medicare programs or to accept assignments or rights to reimbursements under Medicaid regulations or Medicare regulations, and such loss or failure shall continue for 20 Business Days (or, in the case of a Subsidiary of the Borrower that became a Subsidiary pursuant to a Permitted Acquisition, 180 days following the date such Permitted Acquisition was consummated, provided that (x) such failure existed at the time such Permitted Acquisition was consummated, (y) the consideration paid for such Permitted Acquisition was less than $10,000,000, and (z) the aggregate consideration paid for all Subsidiaries of the Borrower that became Subsidiaries pursuant to a Permitted Acquisition then subject to any such failure is less than $15,000,000).

          Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, (a) if such event is an Event of Default specified in clause (h) or (i) above, the Aggregate Term Loan Commitments shall terminate and the Term Loans, all accrued and unpaid interest thereon, and all other amounts owing under the Loan Documents shall immediately become due and payable, and the Administrative Agent and the Collateral Agent may, and, upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided in the Loan Documents, and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice to the Borrower, declare the Aggregate Term Loan Commitments to be terminated forthwith, whereupon the Aggregate Term Loan Commitments shall immediately terminate, and (ii) with the consent of the Required Lenders, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice of default to the Borrower, declare the Loans, all accrued and unpaid interest thereon, and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, and the Administrative Agent and the Collateral Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided pursuant to the Loan Documents. Except as otherwise provided in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. To the extent permitted by applicable law, each Credit Party hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force, that might delay, prevent or otherwise impede the performance or enforcement of any Loan Document.

          In the event that the Aggregate Term Loan Commitments shall have been terminated or the Loans shall have been declared due and payable pursuant to the provisions of this Section, any funds received by the Administrative Agent and the Lenders from or on behalf of the Borrower shall be applied by the Administrative Agent and the Lenders, subject to the Intercreditor Agreement, in liquidation of the Loans and the obligations of the Borrower under the Loan Documents and the applicable Currency Agreements and Interest Rate Agreements in the following manner and order: (i) first, to the payment of interest on, and then the principal portion of, any Loans that the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the

Borrower; (ii) second, to the payment of any fees or expenses due the Administrative Agent from the Borrower, (iii) third, to reimburse the Administrative Agent and the Lenders for any expenses (to the extent not paid pursuant to clause (ii) above) due from the Borrower pursuant to the provisions of Section 11.5; (iv) fourth, to the payment of accrued Commitment Fees, and all other fees, expenses and amounts due under the Loan Documents (other than principal and interest on the Loans); (v) fifth, pro rata according to the outstanding principal amount of the Loans, to the payment of interest due on the Loans; (vi) sixth, pro rata according to the outstanding principal amount of the Loans, the Secured Interest Rate Obligations and Secured Currency Obligations (as each such term is defined in the Intercreditor Agreement) of the Lenders and their Affiliates, to the payment of principal outstanding on the Loans and such Secured Interest Rate Obligations and Secured Currency Obligations; and (vii) seventh, to the payment of any other amounts owing to the Administrative Agent and the Lenders under any Loan Document.

     17.  THE AGENT
          ---------

          17.1 Appointment
               -----------

          Each Lender hereby irrevocably designates and appoints BNY as the Administrative Agent of such Lender under the Loan Documents and each such Lender hereby irrevocably authorizes BNY, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of the Loan Documents (including, without limitation, the Intercreditor Agreement) and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in any Loan Document, the Administrative Agent shall not have any duties or responsibilities other than those expressly set forth therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

          17.2 Delegation of Duties
               --------------------

          The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to such duties.

          17.3 Exculpatory Provisions
               ----------------------

          Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by the Administrative Agent or such Person under or in connection with the Loan Documents (except the Administrative Agent or such Person for its own gross negligence or willful misconduct), or
(ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, perfection, enforceability or sufficiency of any of the Loan Documents or for any failure of any Credit Party or any other Person to perform its obligations thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the properties, books or records of any Credit Party. The Administrative Agent shall not be under any liability or responsibility whatsoever, as Administrative Agent, to any Credit Party or any other Person as a consequence of any failure or delay in performance, or any breach, by any Lender of any of its obligations under any of the Loan Documents.

          17.4 Reliance by Administrative Agent
               --------------------------------

          The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, fax, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Credit Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may treat each Lender, or the Person designated in the last notice filed with it under this Section, as the holder of all of the interests of such Lender in its Loans and in its Notes until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent. The Administrative Agent shall not be under any duty to examine or pass upon the validity, effectiveness, enforceability, perfection or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Administrative Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Administrative Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request or direction of the Required Lenders (or, when expressly required by a Loan Document, all the Lenders), and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

          17.5 Notice of Default
               -----------------

          The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice thereof from a Lender or the Borrower. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders and the Borrower. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders, provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders.

          17.6 Non-Reliance on Administrative Agent and Other Lenders
               ------------------------------------------------------

          Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Credit Parties and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under any Loan Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of the Credit Parties that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          17.7 Indemnification
               ---------------

          Each Lender agrees to indemnify and reimburse the Administrative Agent in its capacity as such (to the extent not promptly reimbursed by the Borrower and without limiting the obligation of any Credit Party to do so), according to its Pro Rata Share from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever including, without limitation, any amounts paid to the Lenders (through the Administrative Agent) by the Borrower pursuant to the terms of the Loan Documents, that are subsequently rescinded or avoided, or must otherwise be restored or returned, that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the Administrative Agent. The agreements in this Section shall survive the payment of all amounts payable under the Loan Documents.

          17.8 Administrative Agent in Its Individual Capacity
               -----------------------------------------------

          BNY and its respective affiliates may make loans to, accept deposits from, issue letters of credit for the account of, and generally engage in any kind of business with, any Credit Party as though BNY were not Administrative Agent hereunder. With respect to the Commitment made or renewed by BNY and the Notes issued to BNY, BNY shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall in each case include BNY.

          17.9 Successor Administrative Agent
               ------------------------------

          If at any time the Administrative Agent deems it advisable, in its sole discretion, it may submit to each of the Lenders a written notice of its resignation as Administrative Agent under the Loan Documents, such resignation to be effective upon the earlier of (i) the written acceptance of the duties of the Administrative Agent under the Loan Documents by a successor Administrative Agent and (ii) on the 30th day after the date of such notice. Upon any such resignation, the Required Lenders shall have the right to appoint from among the Lenders a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and accepted such appointment in writing within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor Administrative Agent shall be a commercial bank organized under the laws of the United States or any State thereof and having a combined capital, surplus, and undivided profits of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent's rights, powers, privileges and duties as Administrative Agent under the Loan Documents shall be terminated. The Borrower and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents. If at any time there shall not be a duly appointed and acting Administrative Agent, the Borrower agrees to make each payment due under the Loan Documents directly to the Persons entitled thereto during such time.

          17.10 Appointment of Collateral Agent; Intercreditor Agreement;
                ---------------------------------------------------------
                Collateral Documents; Subsidiary Guaranty
                -----------------------------------------

          Each Lender hereby authorizes Administrative Agent to enter into the Intercreditor Agreement on behalf of and for the benefit of that Lender and agrees to be bound by the terms of the Intercreditor Agreement. Each Lender hereby authorizes the Collateral Agent to enter into the Collateral Documents and the Intercreditor Agreement and to accept the Subsidiary Guaranty and to take all action contemplated by the Intercreditor Agreement, the Collateral Documents, and Subsidiary Guaranty. Each Lender agrees that no Lender shall have any right individually to seek or to enforce the Subsidiary Guaranty or to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised by Collateral Agent for the benefit of Lenders and the parties to the Intercreditor Agreement upon the terms of the Subsidiary Guaranty, the Collateral Documents and the Intercreditor Agreement.

          17.11 The Co-Arrangers
                ----------------

          The Co-Arrangers shall have no duties or obligations under the Loan Documents in their capacity as Co-Arrangers.

          17.12 The Syndication Agent
                ---------------------

          The Syndication Agent shall have no duties or obligations under the Loan Documents in its capacity as Syndication Agent.


     18.  OTHER PROVISIONS
          ----------------

          18.1 Amendments and Waivers
               ----------------------

          With the written consent of the Required Lenders, the Administrative Agent and the appropriate Credit Parties may, from time to time, enter into written amendments, supplements or modifications of this Agreement, the Notes and the Intercreditor Agreement and, with the consent of the Required Lenders, the Administrative Agent on behalf of the Lenders may execute and deliver to any such parties a written instrument waiving or a consent to a departure from, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement, the Notes and the Intercreditor Agreement or any Default or Event of Default and its consequences; provided that:

               (a) no such amendment, supplement, modification, waiver or consent shall, without the consent of all of the Lenders, (i) increase the Commitment of any Lender or the Aggregate Term Loan Commitments, (ii) extend the Maturity Date; (iii) decrease the rate or prepayment penalty or premium, or extend the time of payment, of the Commitment Fee or of interest on, or change or forgive the principal amount of, or change the pro rata allocation of payments under, any Loan,

(iv) except as provided in Section 11.1(c), release or discharge any Credit Party or release any Collateral; (v) change the provisions of Sections 2.8, 2.10, 2.11, 2.12, 2.14, 11.1 or 11.7(a), (vi) change the definition of Required Lenders or Pro Rata Share, (vii) change the several nature of the obligations of the Lenders, (viii) extend the date or decrease the amount of any scheduled payment of Term Loans pursuant to Section 2.4(b) or (ix) add any new borrower under this Agreement;

               (b) without the written consent of the Administrative Agent, no such amendment, supplement, modification or waiver shall amend, modify or waive any provision of Section 10 or otherwise change any of the rights or obligations of the Administrative Agent hereunder or under the other Loan Documents; and

               (c) notwithstanding anything to the contrary contained in this
Section 11.1, (i) the Collateral Documents, the Intercreditor Agreement, and the Subsidiary Guaranty may only be amended in accordance with the terms thereof and of the Intercreditor Agreement, and (ii) the Collateral Agent may, at any time and from time to time without the consent of any of the Lenders, release all or any of the obligations of any one or more Subsidiaries under the Collateral Documents in connection with a disposition of such Subsidiary as permitted by
Section 8.3 or 8.7, and release any Collateral or any security interest therein in connection with any release specifically provided for in the Collateral Documents.

          Any such amendment, supplement, modification or waiver shall apply equally to each of the Lenders and shall be binding upon the parties to the applicable Loan Document, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the parties to the applicable Loan Document, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and other Loan Documents to the extent provided for in such waiver, and any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. The Loan Documents may not be amended orally or by any course of conduct.

          18.2 Notices
               -------

          All notices, requests and demands to or upon the respective parties to the Loan Documents to be effective shall be in writing and, unless otherwise expressly provided therein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, first-class postage prepaid, or, in the case of notice by fax, when sent, addressed as follows in the case of the Borrower or the Administrative Agent, at the Domestic Lending Office, in the case of each Lender, and to the address of a Credit Party set forth in a Loan Document, or to such other addresses as to which the Administrative Agent may be hereafter notified by the respective parties thereto or any future holders of the Notes:

         The Borrower:

         Total Renal Care Holdings, Inc.
         21250 Hawthorne Blvd., Ste. 800
         Torrance, CA 90503-5517
         Attention:  John E. King
                     Vice President, Finance
         Telephone:  (310) 792-2600
         Fax:        (310) 792-8928

         The Administrative Agent:

         The Bank of New York
         One Wall Street
         Agency Function Administration
         18th Floor
         New York, New York 10286
         Attention:  Kalyani Bose
         Telephone:  (212) 635-4693
         Fax:        (212) 635-6365 or 6366 or 6367

         with a copy to:

         The Bank of New York
         10990 Wilshire Blvd., Suite 1125
         Los Angeles, California 90024
         Attention:  Rebecca K. Levine
                     Vice President
         Telephone:  (310) 996-8659
         Fax:        (310) 996-8667


except that any notice, request or demand by the Borrower to or upon the Administrative Agent or the Lenders pursuant to Sections 2.3 or 2.5 shall not be effective until received. Any party to a Loan Document may rely on signatures of the parties thereto that are transmitted by fax or other electronic means as fully as if originally signed.

          18.3 No Waiver; Cumulative Remedies
               ------------------------------

          No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the

Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          18.4 Survival of Representations and Warranties
               ------------------------------------------

          All representations and warranties made under the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of the Loan Documents.

          18.5 Payment of Expenses and Taxes
               -----------------------------

          The Borrower agrees, promptly upon presentation of a statement or invoice therefor, and whether any Loan is made (i) to pay or reimburse the Administrative Agent, the Syndication Agent and the Co-Arrangers for all their out-of-pocket costs and expenses reasonably incurred in connection with the development, preparation and execution of the Loan Documents and any amendment, supplement or modification thereto (whether or not executed), any documents prepared in connection therewith and the consummation of the transactions contemplated thereby, including, without limitation, the reasonable fees and disbursements of Special Counsel, (ii) to pay or reimburse the Administrative Agent, the Syndication Agent, the Co-Arrangers, and the Lenders for all of their respective costs and expenses, including, without limitation, reasonable fees and disbursements of counsel (including allocated costs of internal counsel), incurred in connection with (A) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether consummated or not) of the obligations of the Credit Parties under any of the Loan Documents and (B) the enforcement of this Section, (iii) to pay, indemnify, and hold the Administrative Agent, the Syndication Agent, the Co-Arrangers, and each Lender harmless from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and (iv) to pay, indemnify and hold the Administrative Agent, the Syndication Agent, the Co-Arrangers, and each Lender, and each of their respective officers, directors and employees, harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable counsel fees and disbursements) with respect to the enforcement and performance of the Loan Documents, the use of the proceeds of the Loans and the enforcement and performance of the provisions of any subordination agreement in favor of the Administrative Agent and the Lenders (all the foregoing, collectively, the "indemnified liabilities") and, if and to the extent that the foregoing
------------------------
indemnity may be unenforceable for any reason, the Borrower agrees to make the maximum payment permitted or not prohibited under applicable law; provided, however, that the Borrower shall have no obligation hereunder to pay indemnified liabilities to the Administrative Agent, the Syndication Agent, the Co-Arrangers, or any Lender to the extent arising from such indemnified party's gross negligence or willful misconduct or claims between one indemnified party and another indemnified party. The agreements in this Section shall survive the termination of the Aggregate Term Loan Commitments and the payment of all amounts payable under the Loan Documents.

          18.6 Lending Offices
               ---------------

               (a) Each Lender shall have the right at any time and from time to time to transfer its Loans to a different office, provided that such Lender shall promptly notify the Administrative Agent and the Borrower of any such change of office. Such office shall thereupon become such Lender's Domestic Lending Office or Eurodollar Lending Office, as the case may be, provided, however, that no such Lender shall be entitled to receive any greater amount under Sections 2.8, 2.10, 2.11 and 2.14 as a result of a transfer of any such Loans to a different office of such Lender than it would be entitled to immediately prior thereto unless (i) such claim would have arisen even if such transfer had not occurred, (ii) such transfer was made pursuant to subsection
(b) below, or (iii) such claims arose as a result of a change of law after such transfer.

               (b) Each Lender agrees that, upon the occurrence of any event giving rise to any increased cost or indemnity under Sections 2.8, 2.10, 2.11 or
2.14 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section.

          18.7 Assignments and Participations
               ------------------------------

               (a) The Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that no Credit Party may assign, delegate or transfer any of its rights or obligations under the Loan Documents without the prior written consent of the Administrative Agent and each Lender.

               (b) Each Lender shall have the right at any time, upon written notice to the Administrative Agent of its intent to do so and the payment of a fee (the "Assignment Fee") of $1,500 to the Administrative Agent by the
          --------------
assigning or assignee Lender, to sell, assign, transfer or negotiate all or any part of such Lender's rights and obligations under the Loan Documents (i) to one or more of the other Lenders, (ii) to one or more of its affiliates or the affiliates or Approved Funds of one or more of the other Lenders, (iii) to any Federal Reserve Bank or (iv) with the prior written consent of the Borrower and the Administrative Agent (which consents shall not be unreasonably withheld or delayed, or with respect to the Borrower, required during the continuance of an Event of Default), to any other bank, insurance company, pension fund, mutual fund or other financial institution or fund, which in the normal course of its business, purchases loans such as the Loans, provided that each such sale,
                                             --------
assignment, transfer or
negotiation pursuant to clause (iv) shall be in a minimum amount of $1,000,000 (or, if less, a Lender's entire Credit Exposure). For each assignment, the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance Agreement which the Administrative Agent shall record in a register (the "Register") maintained by the Administrative Agent on behalf of the Borrower, for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time and the registered owners of the obligation(s) evidenced by the Note(s). The entries in the Register shall be presumptively correct absent manifest error. Upon such execution, delivery, acceptance and recording by the Administrative Agent, from and after the effective date specified in such Assignment and Acceptance Agreement, the assignee thereunder, if not already a Lender, shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, the assignor Lender thereunder shall be released from its obligations under the Loan Documents. The Borrower agrees upon written request of the Administrative Agent and at the Borrower's expense to execute and deliver (i) to such assignee, a Note, dated the effective date of such Assignment and Acceptance Agreement, in an aggregate principal amount equal to the Loans assigned to, and Commitment assumed by, such assignee and (ii) to such assignor Lender, Notes, dated the effective date of such Assignment and Acceptance Agreement, in an aggregate principal amount equal to the balance of such assignor Lender's Loans and Commitment, if any, and each assignor Lender shall cancel and return to the Borrower its existing Note. Upon any such sale, assignment or other transfer, the Commitments and the Pro Rata Shares set forth in Exhibit A shall be adjusted accordingly by the Administrative Agent.

               (c) Each Lender may grant participations in all or any part of its Loans, its Note and its Commitment to one or more banks, insurance companies, financial institutions, pension funds, mutual funds or funds which in the normal course of business purchase loans such as the Loans, provided that
(i) such Lender's obligations under the Loan Documents shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties to the Loan Documents for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents, (iv) no sub-participations shall be permitted and (v) the voting rights of any holder of any participation shall be limited to decisions that require the consent of all Lenders as set forth in
Section 11.1(a). The Borrower acknowledges and agrees that any such participant shall for purposes of Sections 2.8, 2.10, 2.11, and 2.14 be deemed to be a "Lender"; provided, however, the Borrower shall not, at any time, be obligated to pay any participant in any interest of any Lender hereunder any sum in excess of the sum that the Borrower would have been obligated to pay to such Lender in respect of such interest had such Lender not sold such participation.

               (d) If any (i) assignment is made pursuant to subsection (b) above or (ii) participation is granted pursuant to subsection (c) above, to any Person that is not a U.S. Person, such Person shall furnish such certificates, documents or other evidence to the Borrower and the Administrative Agent, in the case of clause (i), and to the Borrower and the Lender that sold such participation, in the case of clause (ii), as shall be required by Section 2.8(e).

               (e) No Lender shall, as between and among the Borrower, the Administrative Agent, the Syndication Agent, and such Lender, be relieved of any of its obligations under the Loan Documents as a result of any sale, assignment, transfer or negotiation of, or granting of participations in, all or any part of its Loans, its Commitment or its Note, except that a Lender shall be relieved of its obligations to the extent of any such sale, assignment, transfer, or negotiation of all or any part of its Loans, its Commitment or its Note pursuant to subsection (b) above.

               (f) Notwithstanding anything to the contrary contained in this Section, any Lender may at any time or from time to time assign or pledge all or any portion of its rights under the Loan Documents to (i) a Federal Reserve Bank or (ii) if such Lender is a fund which in the normal course of its business purchases loans such as the Loans, to its lenders or a trustee under an indenture for the benefit of its creditors, to secure such fund's obligations, provided that any such assignment or pledge shall not release such assignor from its obligations thereunder.

          18.8 Counterparts
               ------------

          Each Loan Document (other than the Notes) may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. A counterpart of any Loan Document or of any amendment, modification, consent or waiver to or of any Loan Document transmitted by fax shall be deemed to be an originally executed counterpart. A set of the copies of the Loan Documents signed by all the parties thereto shall be deposited with each of the Borrower and the Administrative Agent. Any party to a Loan Document may rely upon the signatures of any other party thereto that are transmitted by fax or other electronic means to the same extent as if originally signed.

          18.9 Adjustments; Set-off
               --------------------

               (a) If any Lender shall at any time receive any payment of all or any part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9.1 (h) or (i), or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender in respect of such other Lender's Loans, or interest thereon (each a "Benefited Lender"), such Benefited Lender shall purchase for cash from each of the other Lenders such portion of each such other Lender's Loans, and shall provide each of such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders, provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off, to the extent not prohibited by law) with respect to such portion as fully as if such Lender were the direct holder of such portion.

               (b) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence of an Event of Default and the acceleration of the obligations owing in connection with the Loan Documents, or at any time upon the occurrence and during the continuance of an Event of Default, under
Section 9.1(a) or (b), each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by each Credit Party to the extent not prohibited by applicable law, to set-off and apply against any indebtedness, whether matured or unmatured, of such Credit Party to such Lender, any amount owing from such Lender to such Credit Party, at, or at any time after, the happening of any of the above-mentioned events. To the extent not prohibited by applicable law, the aforesaid right of set-off may be exercised by such Lender against such Credit Party or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of such Credit Party, or against anyone else claiming through or against such Credit Party or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the applicable Credit Party and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          18.10 Construction
                ------------

          Each Credit Party represents that it has been represented by counsel in connection with the Loan Documents and the transactions contemplated thereby and that the principle that agreements are to be construed against the draftsman shall be inapplicable.

          18.11 Indemnity
                ---------

          The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Syndication Agent, the Co-Arrangers, and each Lender and their respective affiliates, directors, officers, employees, attorneys and agents (each an "Indemnified Person") from and against any loss, cost, liability,
          ------------------
damage or expense (including the reasonable fees and disbursements of counsel of such Indemnified Person, including all local counsel hired by any such counsel) incurred by such Indemnified Person in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of, any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, that is alleged to arise out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact by any Credit Party in any document or schedule executed or filed with any

Governmental Authority by or on behalf of any Credit Party; (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (iii) any acts, practices or omissions or alleged acts, practices or omissions of any Credit Party or its agents relating to the use of the proceeds of any or all borrowings made by the Borrower alleged to be in violation of Section 2.13, or in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable thereto; or (iv) any acquisition or proposed acquisition by any Credit Party of all or a portion of the Stock, or all or a portion of the assets, of any Person whether such Indemnified Person is a party thereto, provided that the Borrower shall have no obligation under this Section to an Indemnified Person with respect to any of the foregoing to the extent any such loss, cost, liability, damage or expense resulted from or arose out of the gross negligence or wilful misconduct of such Indemnified Person or arose from claims between one such Indemnified Person and another such Indemnified Person. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to each Indemnified Person under the Loan Documents or at common law or otherwise, and shall survive any termination of the Loan Documents, the expiration of the Commitments and the payment of all indebtedness of the Borrower under the Loan Documents.

          18.12 GOVERNING LAW
                -------------

          THE LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

          18.13 Headings Descriptive
                --------------------

          Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof.

          18.14 Severability
                ------------

          Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

          18.15 Integration
                -----------

          All exhibits to a Loan Document shall be deemed to be a part thereof. Except for agreements between the Administrative Agent and the Borrower with respect to certain fees, the Loan Documents embody the entire agreement and understanding among the Credit Parties, the

Administrative Agent and the Lenders with respect to the subject matter thereof and supersede all prior agreements and understandings among the Credit Parties, the Administrative Agent and the Lenders with respect to the subject matter thereof.

          18.16 Consent to Jurisdiction
                -----------------------

          Each Credit Party hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. Each Credit Party hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Credit Party hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

          18.17 Service of Process
                ------------------

          Each Credit Party hereby agrees that service of process in any such suit, action or proceeding brought in the State of New York may be made upon CT Corporation at its offices at 1633 Broadway, New York, New York 10019 (or any other location in New York City) (the "Process Administrative Agent") and each
                                       ----------------------------
Credit Party hereby irrevocably appoints the Process Administrative Agent its authorized agent to accept such service of process, and agrees that the failure of the Process Administrative Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each Credit Party hereby further irrevocably consents to the service of process in any suit, action or proceeding by sending the same by first class mail, return receipt requested or by overnight courier service, to the address of such Credit Party set forth in or referred to in Section 11.2 or in the applicable Loan Document executed by such Credit Party. Each Credit Party hereby agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

          18.18 No Limitation on Service or Suit
                --------------------------------

          Nothing in the Loan Documents or any modification, waiver, consent or amendment thereto shall affect the right of the Administrative Agent or any Lender to serve process in any manner permitted by law or limit the right of the Administrative Agent or any Lender to bring proceedings against any Credit Party in the courts of any jurisdiction or jurisdictions in which such Credit Party may be served.

          18.19 WAIVER OF TRIAL BY JURY
                -----------------------

          THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE CO-ARRANGERS, THE LENDERS, AND EACH CREDIT PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, EACH CREDIT PARTY HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE CO-ARRANGERS OR THE LENDERS, OR COUNSEL TO THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE CO-ARRANGERS OR THE LENDERS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE CO-ARRANGERS OR THE LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. EACH CREDIT PARTY ACKNOWLEDGES THAT THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE CO-ARRANGERS AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.
----- ----

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                TOTAL RENAL CARE HOLDINGS, INC.


                                By: ___________________________________
                                Name: _________________________________
                                Title: ________________________________


                                THE BANK OF NEW YORK,
                                Individually, and as Administrative Agent


                                By: ___________________________________
                                Name: _________________________________
                                Title: ________________________________


                                DLJ CAPITAL FUNDING, INC.,
                                Individually and as Syndication Agent


                                By: ___________________________________
                                Name: _________________________________
                                Title: ________________________________